UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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[ ]	Soliciting Material Pursuant to §240.14a-12

BENCHMARK ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3000 Technology Drive
Angleton, Texas 77515

March 29, 2016

Dear Shareholder:

You are cordially invited to attend the 2016 annual meeting of shareholders (the “Meeting”) of Benchmark Electronics, Inc (the “Company”). The Meeting will be held at the Houston offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston TX, 77002, on Wednesday, May 11, 2016, beginning at 9:00 a.m. Houston time.

Information about the Meeting and the various matters on which the shareholders will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included are a WHITE proxy card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of the Board of Directors of the Company.

You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the Meeting, to promptly submit a proxy: (a) by telephone or the internet following the easy instructions on the enclosed WHITE proxy card or (b) by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

Please note that Engaged Capital, LLC (together with affiliated investment funds led by Glenn Welling, “Engaged”) has provided notice of its intent to nominate a slate of three nominees for election as directors at the Meeting in accordance with the Company’s Amended and Restated Bylaws in opposition to the Board of Directors’ recommended nominees.

The Board of Directors unanimously recommends that you vote FOR the election of each of the Board of Directors’ nominees. The Board of Directors strongly urges you not to sign or return any blue proxy card sent to you by Engaged. If you have previously submitted a blue proxy card, you can revoke that proxy and vote for the Board of Directors’ nominees and on the other matters to be voted on at the Meeting or any adjournment or postponement thereof by using the enclosed WHITE proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held on May 11, 2016: The Proxy Statement and the Company’s 2016 Annual Report to Shareholders are both available online on our website at www.bench.com under “Investor Relations—Annual Reports”.

Your vote is extremely important no matter how many shares you own. If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Call Collect: (212) 929-5500
Toll Free: (800) 322-2885
email: proxy@mackenziepartners.com

Sincerely,

Gayla J. Delly
President and Chief Executive Officer

BENCHMARK ELECTRONICS, INC.

3000 Technology Drive
Angleton, Texas 77515

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 11, 2016

Shareholders of Benchmark Electronics, Inc.:

The 2016 annual meeting of shareholders of Benchmark Electronics, Inc. (the “Company”) will be held at the Houston offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston TX, 77002, on Wednesday, May 11, 2016, beginning at 9:00 a.m. Houston time, for the following purposes:

1.	to amend the Company’s Restated Articles of Incorporation to provide for plurality voting in contested director elections;

2.	to elect eight directors to serve on the Board of Directors until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified;

3.	to provide an advisory vote on the compensation of the Company’s named executive officers;

4.	to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016; and

5.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on March 14, 2016, are entitled to notice of and to vote at the meeting and any adjournment thereof. You are cordially invited to attend the meeting. The Board of Directors unanimously recommends that you vote FOR the election of each of the Board of Directors’ nominees.

Please note that Engaged Capital, LLC (together with affiliated investment funds led by Glenn Welling, “Engaged”) has provided notice of its intent to nominate a slate of three nominees for election as directors at the meeting in accordance with the Company’s Amended and Restated Bylaws in opposition to the Board of Directors’ recommended nominees. The Board of Directors strongly urges you NOT to sign or return any blue proxy card sent to you by Engaged.

Please refer to the enclosed Proxy Statement for the 2016 annual meeting for more information, including a detailed explanation of the matters being submitted to a vote of the shareholders.

By order of the Board of Directors,

Scott R. Peterson
Secretary

Angleton, Texas
March 29, 2016

YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the meeting, please act promptly to vote your shares by completing, signing and dating the WHITE proxy card and returning it in the postage-paid envelope provided. You may also vote your shares by internet or telephone by following the instructions on the enclosed WHITE proxy card.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU DO NOT SIGN OR SUBMIT ANY BLUE PROXY CARD SENT TO YOU BY ENGAGED, ITS AFFILIATES OR ANY OF ITS RELATED PARTIES. YOU CAN REVOKE ANY BLUE PROXY CARD YOU MAY HAVE PREVIOUSLY SUBMITTED BY VOTING AND SUBMITTING THE WHITE PROXY CARD OR BY FOLLOWING THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING ON THE WHITE PROXY CARD.

Your proxy is revocable at any time before it is voted at the meeting.

BENCHMARK ELECTRONICS, INC.
3000 Technology Drive
Angleton, Texas 77515
(979) 849-6550

March 29, 2016

PROXY STATEMENT
FOR
2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 11, 2016

INTRODUCTION

This Proxy Statement and enclosed WHITE proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Benchmark Electronics, Inc. (the “Company”) for use at the 2016 annual meeting of shareholders of the Company to be held on Wednesday, May 11, 2016, beginning at 9:00 a.m. Houston time, and any adjournment or postponement thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of the Meeting. It is anticipated that this Proxy Statement, the Notice of the Meeting and the enclosed WHITE form of proxy will be sent to shareholders on or about March 29, 2016.

Please note that Engaged Capital, LLC (together with affiliated investment funds led by Glenn Welling, “Engaged”) has provided notice of its intent to nominate a slate of three nominees for election as directors at the Meeting in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”) in opposition to the Board’s recommended nominees.

The Board unanimously recommends that you vote FOR the election of each of the Board’s nominees using the WHITE proxy card accompanying this Proxy Statement.

Shareholders Entitled to Vote

Shareholders of record at the close of business on March 14, 2016, are entitled to notice of and to vote at the Meeting. As of March 14, 2016, there were 49,795,081 shares of common stock, $0.10 par value per share (“Common Shares”), issued, outstanding and entitled to vote at the Meeting. Each Common Share is entitled to one vote on all matters that may properly come before the Meeting. However, shares held at your broker, bank or other nominee for which you do not submit voting instructions will not be voted and will be deemed not entitled to vote with regard to certain proposals.

Proxies

Proxies properly submitted by internet, telephone or otherwise properly executed and received by the Company before or at the Meeting and not revoked will be voted in accordance with the directions set forth therein.

Proxies may be revoked by written notice received by the Secretary of the Company at any time before they are voted by delivering to the Secretary of the Company a signed notice of revocation, or a later dated signed proxy, or by attending the Meeting and voting in person by ballot.

How to Vote If You Are a Registered Holder of Common Stock

If you are a registered holder of shares, you may vote your shares either by voting by proxy in advance of the Meeting or by voting in person at the Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to use the enclosed WHITE proxy card to vote FOR the Board’s nominees.

If you submit your executed WHITE proxy card, but you do not indicate how your shares are to be voted, then your shares will be voted:

–

FOR the amendment to the Company’s Restated Articles of Incorporation (also known as the Certificate of Formation and referred to in this Proxy Statement as the “Articles”) to provide for plurality voting in contested director elections,

–	FOR the election of all the Board’s nominees for director named herein to serve on the Board until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified,

–	FOR the resolution approving the named executive officer compensation (“Say-on-Pay”) for 2015 as disclosed in this Proxy Statement, and

–	FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Company for the year ending December 31, 2016.

If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the Meeting the proxies will be voted in accordance with the discretion of the person or persons listed on the WHITE proxy card voting the proxies.

The WHITE proxy card also confers on the persons named therein discretionary authority to vote with respect to any matters presented at the Meeting for which advance notice was not received by the Company prior to February 2, 2016, which was the deadline under the Bylaws for shareholders to submit proposals for consideration at the Meeting.

Proxies may be revoked by written notice received by the Secretary of the Company at any time before they are voted by delivering to the Secretary of the Company a signed notice of revocation, or a later dated signed proxy, or by attending the Meeting and voting in person by ballot.

How to Vote If You Hold Your Shares in “Street Name”

Most shareholders do not have their shares registered directly with the Company in their name; instead their shares are held in a brokerage account or by a bank or other nominee and voted by the broker, bank or other nominee according to the instructions submitted to them by the beneficial owner of the shares. If you do not submit voting instructions to your broker, bank or other nominee, the broker, bank or other nominee will not be permitted to vote your shares on any proposal, unless it constitutes a “discretionary” item and your broker, bank or other nominee is a member of the New York Stock Exchange (“NYSE”) and permitted by NYSE rules to vote on “discretionary” items. The Articles amendment, the election of directors and the Say-on-Pay vote are “nondiscretionary” items and, if included on the blue proxy card, the ratification of our independent registered public accounting firm, will also be a “nondiscretionary” item.

Accordingly, we urge you to promptly give instructions to your broker to vote FOR the Board’s nominees by using the WHITE voting instruction card provided to you by your custodian. Please note that if you intend to vote your street name shares in person at the Meeting, you must obtain a “legal proxy” from your broker, bank or other nominee and present it at the Meeting.

Proxy Cards Received From Engaged

Please note that Engaged has provided notice of its intent to nominate a slate of three nominees for election as directors at the Meeting in accordance with the Bylaws in opposition to the Board’s recommended nominees. Based upon Engaged’s public filings and a written notice provided to the Company, the Company believes that Mr. Welling, Engaged, their affiliates and other related parties (each, an “Engaged Party”) will solicit proxies for the purpose of voting for the Engaged nominees. The nominations made by Engaged have NOT been endorsed by the Board. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials provided or otherwise used by the Engaged Parties or any other statements that they may otherwise make.

The Board recommends that you DO NOT sign or return any blue proxy card that may be sent to you by an Engaged Party, even to vote against Engaged’s nominees as a protest. Voting against Engaged’s nominees on a blue proxy card that an Engaged Party sends you is not the same as voting for the Board’s nominees, because a vote against Engaged’s nominees on its blue proxy card will revoke any previous proxy submitted by you. If you have previously submitted a blue proxy card, we urge you to revoke that proxy by voting in favor of the Board’s nominees by using the enclosed WHITE proxy card. Only the most recent validly executed proxy that you validly submit will be counted.

Quorum, Voting Requirements and Other Matters

The presence at the Meeting, in person or represented by proxy, of the holders of a majority of the outstanding Common Shares is necessary to constitute a quorum for the conduct of business at the Meeting. Common Shares represented by a proxy that is properly submitted by internet or telephone, or otherwise properly completed, signed and returned, will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as withholding authority, casting a vote or abstaining or is left uninstructed as to any “discretionary” item.

The Articles amendment requires the approval of the affirmative vote of at least a majority of the outstanding Common Shares entitled to vote.

If the Articles amendment is adopted at the Meeting, the eight director nominees who receive a plurality of the votes validly cast by the holders of Common Shares entitled to vote in the election of directors will be elected directors.

If the Articles amendment is not adopted at the Meeting, directors will be elected by the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote in the election of directors and represented, in person or by proxy, at the Meeting.

All Common Shares held by shareholders that have submitted a WHITE proxy card will be voted for the election of the Board’s nominees, except WHITE proxy cards that withhold authority to vote for, or indicate that the shares represented thereby are to be cast against, any or all of the nominees. If a WHITE proxy card is marked to withhold authority to vote for the election of, or to vote against, any but not all of the Board’s nominees, the shares represented by such WHITE proxy card will be voted for the election of the nominees as to whom such authority is not withheld or with respect to whom votes were not instructed to be cast against.

If the Articles amendment is adopted at the Meeting, a vote against or withheld as to a particular nominee would not be directly counted in determining the outcome of the election; however, it would reduce the likelihood that a particular nominee would be elected, because only the eight nominees who receive the highest vote totals will be elected and such vote against or withheld would not be counted towards the vote total of that particular nominee. If the Articles amendment is not adopted at the Meeting, a vote against or withheld as to a particular nominee would be directly counted in determining the outcome of the election, because it would increase the total number of votes cast and, therefore, the total number of affirmative votes necessary to be elected, while not adding to the total number of affirmative votes that particular nominee would receive towards the requisite majority.

If before the election any Board nominee should become unable to serve or for good cause decides he or she will not serve, the Board may designate an alternative nominee and the shares represented by proxy will be voted for such other nominee, if any. The Board, however, has no reason to believe that any of its nominees will be unavailable to serve as a director.

The other matters specified in the Notice of the Meeting require the approval of the affirmative vote of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. An abstention on any such other matter will have the effect of a vote against the proposal.

For all matters specified in the Notice of the Meeting, proxies granted by shareholders holding their shares in “street name” to their broker, board or other nominee and left uninstructed with respect to any “nondiscretionary” items are deemed to be not “entitled to vote” on those items, as “broker non-votes”, and will not be included in the calculation of voting results for those matters (either in the numerator or the denominator).

An Inspector of Election appointed by the Company will tabulate votes at the Meeting.

The Board is not aware of any matters to come before the Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Meeting, the proxies of shareholders that submit WHITE proxy cards will be voted in accordance with the discretion of the person or persons listed therein and voting the proxies.

Attendance at the Meeting

Attendance at the Meeting will be limited to shareholders of record of the Company as of March 14, 2016, and shareholders presenting a “legal proxy” from their broker, bank or other nominee as described above and guests of the Company. Please be prepared to present photo identification in order to be admitted to the Meeting. Please note that if you hold your shares in street name and intend to vote in person at the Meeting, you must also provide a “legal proxy” obtained from your custodian.

Questions on How to Vote

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Call Collect: (212) 929-5500
Toll Free: (800) 322-2885
email: proxy@mackenziepartners.com

Background of the Solicitation

On February 10, 2015, representatives of Engaged introduced themselves to Don Adam, CFO of the Company, at the Stifel 2015 Technology, Internet & Media Conference but did not indicate that Engaged held shares of common stock in the Company.

On March 31, 2015, representatives of Engaged had, at their request, a telephone call with Mr. Adam and posed questions regarding the Company.

In May 2015, Mr. Welling contacted management of Benchmark to inform them of Engaged’s investment in the Company and to request a meeting with management.

On June 4, 2015, Mr. Welling and two of his analysts met with Gayla Delly, the Company’s President and CEO, and Mr. Adam, to introduce Engaged and provide their views on how the Company could increase its value.

On June 15, 2015, as a follow-up to the June 4 meeting, Mr. Welling sent a letter to Ms. Delly setting forth certain views as to the Company’s strategic direction and requesting that the Company hire a consulting firm to assist the Company in managing its working capital efficiency and use any resulting liquidity increase to aggressively repurchase shares, likely through a Dutch-auction share repurchase. Ms. Delly responded to this letter by email on June 22, 2015, indicating that Mr. Adam and his team had already been focused on improving working capital efficiency.

On June 25, 2015, Mr. Welling sent an email to Ms. Delly reiterating Engaged’s request that the Company hire a consulting firm to assist the Company in managing its working capital efficiency and noting that he had made introductions to three consulting firms that Mr. Welling believed would be able to assist Mr. Adam and his team.

On July 1, 2015, Ms. Delly sent an email responding to Mr. Welling’s request, stating that the Company would consider engaging such a consulting firm, subject to appropriate protections to protect confidentiality and to ensure the absence of conflicts of interest. Ms. Delly also offered Mr. Welling a meeting with herself and Peter Dorflinger, then Chairman of the Board.

On August 17, 2015, Mr. Dorflinger had a call with Mr. Welling to provide his perspectives on Engaged’s requests.

On August 21, 2015, Mr. Welling sent a letter and related presentation to Mr. Dorflinger and Ms. Delly urging management and the Board to pursue Engaged’s recommendations, which no longer included a Dutch-auction share repurchase.

At a regularly scheduled Board meeting on August 26, 2015, the Board received an update on Engaged’s views as expressed in recent conversations and, together with management, discussed the recommendations made by Engaged.

On October 20, 2015, and following the discussions described above, the Company entered into a consulting agreement with one of the consulting firms suggested by Mr. Welling to identify areas of improvement in managing its working capital.

On October 22, 2015, the Company announced its entry into a definitive binding agreement to acquire Secure Communication Systems, Inc. (“Secure”). At Mr. Welling’s request, that evening Mr. Welling and Ms. Delly had a conversation in which Mr. Welling expressed Engaged’s disagreement with the Company’s decision to acquire Secure. During this conversation, Ms. Delly informed Mr. Welling that the Company had retained a nationally recognized strategic consulting firm in 2013, which had assisted in the development of a long-term growth and profitability strategy for the Company that included the types of products and higher-value engineering services that Secure provides. In addition, she explained that acquiring Secure would further the Company’s strategy of shifting towards higher-value end markets, which had provided superior total shareholder returns for others in the electronics manufacturing services industry. She explained that the Company had considered several acquisitions over the past few years to advance this strategic plan, but had chosen not to pursue them because, among other factors, the returns on investment were not attractive to the Company. Mr. Welling requested that the Company provide certain financial information relating to Secure to Engaged so that he could evaluate the transaction even though, in his view, it was unlikely that the information would change his opinion. Ms. Delly declined to provide this information since it was non-public and Mr. Welling was unwilling to enter into a confidentiality agreement with respect to information relating to the Secure transaction. Mr. Welling also requested to speak to the Board regarding the acquisition and stated that if the Board did not agree to terminate the Secure acquisition, he intended to call a special meeting of shareholders to replace all or a majority of the Board, assuming he remained opposed to the acquisition.

On October 23, 2015, the Company held a special meeting of the Board in order to, among other things, discuss Ms. Delly’s conversation with Mr. Welling the prior day. After the meeting, Mr. Welling sent an email to Ms. Delly stating that his legal counsel was considering whether Engaged might be willing to enter into a confidentiality agreement with respect to information relating to the Secure transaction.

On October 26, 2015, Mr. Welling sent a letter and presentation to the Board expressing Engaged’s disagreement with the Secure acquisition and calling on the Board to immediately terminate the acquisition. Mr. Welling’s letter also stated that if the Board chose to proceed with the acquisition, it would lead Engaged to conclude that shareholders must step in to reconstitute the Board. However, as reaffirmed by the Board during the October 23 special meeting described above, the Board did not intend to attempt to terminate the Secure agreement because it believed, and it continues to believe, that the Secure acquisition advances the Company’s strategy of providing higher-value engineering services and shifting the Company’s business mix towards higher-value end markets. Moreover, the Company had no contractual basis for terminating the agreement and would have incurred significant costs to attempt to do so.

Ms. Delly and Mr. Welling also exchanged emails regarding the potential terms of a confidentiality agreement.

On October 27, 2015, Ms. Delly responded to Engaged’s October 26 letter to the Board, offering to facilitate a meeting between Engaged and the Company’s financial advisors to help Mr. Welling better understand the valuation of Secure and its fit into the Company’s longer-term strategic plan. Ms. Delly also offered Mr. Welling a discussion with herself and Mr. Dorflinger, to occur after Mr. Welling’s discussion with the Company’s financial advisors. In addition, Ms. Delly sent an email to Mr. Welling informing him that the terms to which Mr. Welling expressed a willingness to agree in the confidentiality agreement were insufficient, because they did not adequately address the risk of confidential information regarding Secure and the Company being made public to customers and competitors and harming the two companies.

On October 28, 2015, Mr. Welling discussed the Secure acquisition with the Company’s financial advisors, reiterated his request for the Company to terminate the acquisition and stated that Engaged would seek to reconstitute the composition of the Board if the Company did not terminate the acquisition. The Company’s financial advisor informed Mr. Welling that the Company had no contractual right to terminate the Secure agreement. Separately, Ms. Delly informed Mr. Welling that the Company would provide a form of confidentiality agreement to Engaged’s counsel with respect to information relating to the Secure transaction.

On October 29, 2015, the Company’s counsel provided a form of confidentiality agreement to Engaged’s counsel with respect to information relating to the Secure transaction. The parties negotiated the confidentiality agreement, including obtaining the consent of the seller of Secure, over the course of the next several days. Following entry into the confidentiality agreement on November 7, 2015, the Company provided Engaged with certain financial information relating to Secure.

On November 8, 2015, Mr. Welling requested that Ms. Delly facilitate a discussion between Engaged and certain independent directors of the Board. He also informed Ms. Delly that Engaged had reviewed the financial information relating to Secure and that, although better than expected and similar to Engaged’s “upside case” with respect to the Secure acquisition, he believed the returns were too low.

On November 9, 2015, the Board held a special meeting at which Engaged’s most recent presentation was reviewed in detail, and Mr. Welling’s request to meet with certain independent directors was discussed. The Board also received an update from management on the information provided to Engaged pursuant to the confidentiality agreement.

On November 10, 2015, Mr. Welling reiterated his request to speak with certain independent directors of the Board and expressed concerns as to the strategic direction of the Company. Ms. Delly informed Mr. Welling that the Company’s financial advisors would reach out to Mr. Welling to discuss his concerns, including his concerns regarding the Secure acquisition. Ms. Delly then offered to facilitate another discussion among herself and Mr. Dorflinger and Mr. Welling.

On November 11, 2015, Mr. Welling discussed with the Company’s financial advisors his difference of opinion with the Company’s strategic plan, including his concerns regarding the Secure acquisition. Mr. Welling also stated that he might make his difference of opinion public and that he was rejecting Ms. Delly’s offer for a discussion with her and Mr. Dorflinger. The Company’s financial advisors reiterated to Mr. Welling that the Secure agreement was binding and the Company had no contractual right to terminate it. That same day, Mr. Welling sent Ms. Delly an email requesting to speak with three of the independent directors serving as chief executive officers of public companies. He indicated that he wanted to continue his dialogue with management and the Board privately but noted that the sitting CEOs would be very vulnerable if there were to be a public debate between the Board and Mr. Welling or if Engaged were to nominate its own slate of candidates to the Board.

On November 12, 2015, the Company announced the consummation of the Secure acquisition.

On November 16, 2015, the Nominating/Governance Committee instructed its independent search firm to assist the committee in identifying candidates to consider as independent directors for the Board, consistent with past practice during recent years to refresh the Board and increase the level of independence on the Board (including by appointing Mr. Dorflinger as the Company’s first non-executive Chairman at the end of 2012). Over the subsequent months, the search firm identified a number of candidates that the committee considered, including Paul J. Tufano.

On November 19, 2015, Mr. Welling and the Company’s financial advisors discussed the Company’s strategic direction and the desire on the part of both parties for Engaged and the Company to continue constructive communications.

On November 23, 2015, the consulting firm retained by the Company provided its working capital assessment to the Company and recommended areas of improvement including with respect to demand management and inventory optimization, strategic sourcing initiatives and better alignment of customer and supplier payment terms. Company management had ongoing initiatives pursuing improvements in these areas at the time it received the consulting firm’s assessment and has continued to pursue these initiatives after receiving the assessment.

On January 28, 2016, Mr. Welling called Ms. Delly to inform her that Engaged intended to submit the following day a formal notice of four nominees to the Board for election at the Meeting. In response to a question from Ms. Delly, Mr. Welling informed Ms. Delly that the nominees were Brendan B. Springstubb, Jeffrey S. McCreary, Robert K. Gifford and Lisa M. Kelley, an executive of Avnet, Inc. (“Avnet”). Ms. Delly expressed concern about Mr. Springstubb’s lack of executive management or leadership experience within a business enterprise and lack of prior board service. She also noted that Avnet was a major supplier to the Company, which would probably preclude Ms. Kelley from being considered independent. Ms. Delly expressed concern about Ms. Kelley’s conflict of interest and asked Mr. Welling if he had different candidates he might consider.

On January 29, 2016, Engaged submitted to the Company its formal notice of its intent to nominate the four individuals Mr. Welling identified on January 28 for election as directors at the Meeting and delivered a letter to the Board outlining its difference of opinion with the Board’s strategic direction and describing Engaged’s nominees to the Board.

On February 1, 2016, the Board held a special meeting at which it discussed Engaged’s formal notice of its intent to nominate directors at the Meeting and directed the Nominating/Governance Committee to review Engaged’s candidates, consistent with its review of other candidates.

On February 2, 2016, the deadline under the Bylaws for shareholders of the Company to submit candidates for nomination to the Board at the Meeting expired.

On February 4, 2016, the Company requested that Engaged provide contact information for its nominees to the Board so that the Board, consistent with the discharge of its fiduciary responsibilities, could submit them to the Nominating/Governance Committee’s standard process for vetting nominees to the Board.

On February 5, 2016, Mr. Welling informed Ms. Delly via email that he would not provide contact information for the Engaged nominees and that he would be willing to consider working with the Board to add one or more of his nominees to the Board only if the Nominating/Governance Committee agreed to meet with them exclusively and not with any other potential candidates.

On February 10, 2016, Ms. Delly sent a letter to Mr. Welling reiterating the request that Engaged provide contact information for its nominees so that the Board could fulfill its duties and submit them to the Nominating/Governance Committee’s standard process for vetting nominees to the Board.

On February 12, 2016, Mr. Welling sent a letter to Ms. Bernee Strom, Chair of the Nominating/Governance Committee, refusing to provide contact information for the Engaged nominees unless the Company agreed to establish a framework for a settlement agreement regarding the composition of the Board. Additionally, Mr. Welling stated that any new Company nominees to the Board should be in addition to, and not in lieu of, Engaged’s nominees.

On February 16, 2016, Ms. Strom sent a letter to Mr. Welling in response to his February 12 letter, stating that the Nominating/Governance Committee was prepared to carefully consider the Engaged nominees and reiterating the request that Engaged provide contact information for its nominees. Ms. Strom noted in this letter that the due diligence process that the Nominating/Governance Committee requested that the Engaged nominees undergo was the same as existing directors had undergone and was established for the purpose of objectively identifying the strongest potential candidates.

On February 18, 2016, Engaged delivered a letter to Ms. Strom requesting a telephone conversation with Ms. Strom and whomever else the Board deemed appropriate to attempt to reach a mutually agreeable solution to what the letter described as an “impending proxy contest”.

On February 19, 2016, Ms. Delly and Ms. Strom reached Mr. Welling by telephone and invited him to meet with Mr. Tufano for the purpose of assessing Mr. Tufano’s skills, background and suitability to serve as an independent director. Mr. Welling declined this invitation, stating that he was not interested in meeting with Mr. Tufano unless the Company proposed to him a framework for a settlement between the Company and Engaged regarding the composition of the Board. In addition, Mr. Welling indicated that in order for Engaged to accept a framework for a settlement, it would need to include the appointment to the Board of its employee, Mr. Springstubb, regardless of the number of directors on the Board after giving effect to the settlement. Ms. Delly and Ms. Strom again reiterated the Board’s willingness to consider Engaged’s nominees, but noted it still needed Engaged’s nominees’ contact information to submit them to the Nominating/Governance Committee’s established process that all other existing directors had undergone. Mr. Welling again refused in the absence of a framework for a settlement.

During the period beginning February 19 and ending on February 22, 2016, the Nominating/Governance Committee’s independent search firm, endeavoring to assess the suitability of the Engaged nominees so that the Nominating/Governance Committee could make an informed decision as to their potential Board membership, contacted Mr. McCreary via the telephone number listed on the publicly available website for his consulting business and Mr. Gifford and Ms. Kelley via messages through the LinkedIn website on which they had made their contact information publicly available to invite them to schedule an initial conversation. Mr. Gifford declined this invitation, noting his understanding that there was still work to be done to reach a settlement before he would be able to speak with the search firm. Ms. Kelley accepted the invitation, but subsequently canceled.

On February 23, 2016, the independent search firm had an introductory conversation with Mr. McCreary.

On February 24, 2016, without prior notification to the Company, Engaged issued a press release stating that it intended to nominate four candidates to stand for election to the Board at the Meeting and included in the announcement Engaged’s January 29 letter to the Board. That same day, the Board held a regularly scheduled meeting during which, among other things, developments involving Engaged and the potential appointment of Mr. Tufano to the Board were discussed.

Later on February 24, 2016, Ms. Kelley informed Engaged that she was withdrawing her consent to being nominated for election to the Board.

On February 29, 2016, the Board held a special meeting during which Mr. Dorflinger retired from the Board and the Board appointed Mr. Tufano to fill the vacancy resulting from Mr. Dorflinger’s departure. The Board, acting on the recommendation of the Nominating/Governance Committee, also determined to nominate Mses. Delly and Strom and Messrs. Scheible, Dawson, Duncan, Lamneck, Tufano and Williams for election at the Meeting and approved certain other matters relating to the Meeting.

On March 1, 2016, Engaged issued a press release announcing that it had nominated Herbert K. Parker to stand for election to the Board at the Meeting and urging the Board to immediately amend the Bylaws to eliminate the majority voting standard in contested elections. Engaged also sent a letter to Benchmark purporting to provide notice of an intent to nominate Mr. Parker, even though the period for shareholder nominations of directors at the 2016 annual meeting had expired on February 2, 2016.

On March 1, 2016, the Company issued a press release announcing the appointment of Mr. Tufano to the Board, the retirement of Mr. Dorflinger from the Board and Mr. David Scheible’s election as Chairman of the Board, as well as announcing corporate governance enhancements, including a clawback policy and an anti-hedging policy.

On March 7, 2016, the Board held a special meeting. At this meeting, the Board determined that Engaged’s purported notice of intent to nominate Mr. Parker delivered on March 1 was not effective because it was received after February 2, 2016, the deadline under the Bylaws for shareholders of the Company to submit candidates for nomination to the Board at the Meeting. The Board also reviewed, together with its legal and financial advisors, the potential effect of the majority voting standard in a contested election, which the Company had already been considering amending for several months in light of the possibility of a contested election at the Meeting. The Board also discussed the fact that the majority voting standard had been in place in the Articles and Bylaws since the Company’s initial public offering in 1990 and had not previously impacted director elections (since the Company had never had a contested election) and that shareholder approval would be required to amend the Articles to change the voting standard. The Board approved the Articles amendment and, subject to the adoption of the Articles amendment by shareholders of the Company, the related amendment to the Bylaws described below in “Proposal 1–Amendment to Articles to Provide for Plurality Voting in Contested Director Elections” and an amendment to the Company’s corporate governance guidelines providing that any nominee for the Board who fails to receive the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote in the election of directors and represented, in person or by proxy, at any meeting during which an uncontested Board election occurs will tender his or her resignation to the Board for its consideration.

On March 10, 2016, the Company filed its preliminary proxy statement for the Meeting with the Securities and Exchange Commission (the “SEC”).

On March 11, 2016, Engaged filed its preliminary proxy statement for the Meeting with the SEC.

On March 15 and 16, 2016, an advisor to Engaged conveyed to advisors to the Company that Engaged remained willing to engage in settlement discussions if, but only if, such a settlement involved the appointment of an Engaged employee to the Board. The Board was informed of these communications.

On March 21, 2016, Engaged filed amendment no. 1 to its preliminary proxy statement for the Meeting with the SEC.

On March 22, 2016, the Company filed amendment no. 1 to its preliminary proxy statement for the Meeting with the SEC.

On March 28, 2016, Engaged filed amendment no. 2 to its preliminary proxy statement for the Meeting with the SEC.

PROPOSAL 1

AMENDMENT TO ARTICLES TO
PROVIDE FOR PLURALITY VOTING IN CONTESTED DIRECTOR ELECTIONS

Introduction

The Articles as currently in effect provide for a majority voting standard in all elections of directors, whether contested or uncontested, at an annual or special meeting. This means that a director is elected only if the director receives the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors and represented in person or by proxy at the meeting during which the election is held. This provision of the Articles has been in place since the Company’s initial public offering.

The Articles amendment provides for a plurality voting standard for any contested election of directors at a special or annual meeting. This means that the persons receiving a plurality of the votes validly cast, up to the total number of directors to be elected at the meeting, by the holders of shares entitled to vote in the election of directors at the meeting during which the election is held will be elected. Such an election is effective even if one or more of the persons receiving a plurality of the votes validly cast did not receive a majority of votes validly cast. A “contested election” refers to an election for which the Company has received a notice submitted by a shareholder nominating a person for election to the Board at a meeting of shareholders in compliance with the shareholder nomination and advance-notice procedures set forth in Section 8 of Article 3 and Section 12 of Article 2 of the Bylaws and this nomination was not withdrawn by the shareholder on or prior to the tenth day before the Company first mails its notice for the meeting to the shareholders. The Articles amendment does not affect the voting standard in an uncontested election of directors at an annual or special meeting.

On March 7, 2016, the Board approved, subject to the adoption of the Articles amendment by shareholders of the Company, an amendment to the Bylaws to provide for the plurality voting standard in contested elections described above. The Board conditioned the effectiveness of this Bylaw amendment on the adoption of the Articles amendment by the shareholders at the Meeting. If the Articles amendment is adopted at the Meeting, both the Articles and the Bylaws will, effective upon such adoption, provide for plurality voting in contested elections.

IMPORTANT NOTE: If the Articles amendment is adopted by the shareholders at the Meeting and there remains a contested election, the election of directors at the Meeting will be conducted on the basis set forth in the Articles amendment and the Bylaws amendment. Therefore, in that case, the eight nominees receiving the most affirmative votes at the Meeting would be elected to the Board. If the Articles amendment is not adopted at the Meeting, the majority voting standard described in this section will remain in effect.

Adoption of the Articles Amendment

In order to effect the Articles amendment, Texas law requires that the Board adopt a resolution stating the proposed amendment and directing that the amendment be submitted to a vote of shareholders at a meeting. On March 7, 2016, the Board adopted resolutions in accordance with this requirement.

Notice of Articles Amendment

This Proxy Statement constitutes the written notice to shareholders of the Articles amendment referred to in Section 21.055 of the Texas Business Organizations Code. After giving effect to the adoption of the Articles amendment, the second sentence of Section 6.2 of the Articles shall be amended and restated in its entirety to read as follows:

“With respect to the election of directors, a director shall be elected only if the director receives the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present; provided, however, that if the Corporation receives a notice submitted by a shareholder nominating a person for election to the Board at a meeting of shareholders in compliance with the procedures set forth in the bylaws of the Corporation, as amended, restated or otherwise modified from time to time, and such nomination has not been withdrawn by such shareholder on or prior to the tenth day before the Corporation first mails its notice of meeting for such meeting to the shareholders, the persons receiving a plurality of the votes cast, up to the total number of directors to be elected at such meeting, by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present shall be elected.”

All other provisions of the Articles shall remain in full force and effect if the Articles amendment is adopted by the shareholders at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES TO PROVIDE FOR PLURALITY VOTING IN CONTESTED DIRECTOR ELECTIONS.

PROPOSAL 2

ELECTION OF DIRECTORS

Introduction

The Board currently consists of eight directors, all of whose terms expire at the Meeting. The Board unanimously recommends using the enclosed WHITE proxy card to vote FOR each of the Board’s eight nominees for director.

Engaged has provided notice of its intent to propose its own three director nominees for election at the Meeting in accordance with the Bylaws. As a result, the number of nominees for election as directors at the Meeting will exceed the number of directors to be elected at the Meeting. Engaged also provided a notice of intent to nominate a fourth nominee, Mr. Parker, which the Board determined was not effective as it did not comply with the Bylaws because it was provided after February 2, 2016, the deadline under the Bylaws for shareholders of the Company to submit candidates for nomination to the Board at the Meeting.

If the Articles amendment is adopted at the Meeting, the eight director nominees who receive a plurality of the votes validly cast by the holders of Common Shares entitled to vote in the election of directors will be elected directors.

If the Articles amendment is not adopted at the Meeting, directors will be elected by the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote in the election of directors and represented, in person or by proxy, at the Meeting.

The Board recommends that you DO NOT sign or return any blue proxy card that may be sent to you by an Engaged Party, even to vote against Engaged’s nominees as a protest. Voting against Engaged’s nominees on a blue proxy card that an Engaged Party sends you is not the same as voting for the Board’s nominees, because a vote against Engaged’s nominees on its blue proxy card will revoke any previous proxy submitted by you. If you have previously submitted a blue proxy card, we urge you to revoke that proxy by voting in favor of the Board’s nominees by using the enclosed WHITE proxy card. Only the most recent validly executed proxy that you validly submit will be counted.

Nominees for Election

The following table sets forth information with respect to each nominee for election as a director of the Company nominated by the Board. Each nominee was proposed for reelection by the Nominating/Governance Committee for consideration by the Board, which, in turn, determined to nominate these candidates for election at the Meeting by the shareholders. The Board has reviewed the qualifications of each nominee and has determined that, other than Ms. Delly, each satisfies the (i) independence standards promulgated by the NYSE and applicable regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) “non-employee director” standards set forth in such regulations, and (iii) “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable regulations. The information as to age, principal occupation and directorships has been furnished by each such nominee.

The Board unanimously recommends a vote FOR each of the below nominees nominee for election as a director using the enclosed WHITE proxy card.

Name	Age	Principal Occupation	Director Since
David W. Scheible	59	Chairman of the Board of the Company, Chairman of the Board of Graphic Packaging Holding Company	2011
Michael R. Dawson	62	Retired Senior Vice President and Chief Financial Officer of GlobalSantaFe Corporation	2006
Gayla J. Delly	56	President and Chief Executive Officer of the Company	2011
Douglas G. Duncan	65	Retired President and Chief Executive Officer of FedEx Freight Corporation	2006
Kenneth T. Lamneck	61	President and Chief Executive Officer of Insight Enterprises, Inc.	2013
Bernee D. L. Strom	68	President and Chief Executive Officer of The Strom Group	2004
Paul J. Tufano	62	Retired Chief Financial Officer and Chief Operating Officer of Alcatel-Lucent Group	2016
Clay C. Williams	53	Chairman, President and CEO of National Oilwell Varco, Inc.	2008

In selecting candidates for the Board, the Board considers a number of factors, including experience. The following table reflects the experience of the individuals nominated by the Board for election as a director of the Company.

	Scheible	Dawson	Board Experience Duncan	Lamneck	Strom	Tufano	Williams	Delly
CEO experience	✓		✓	✓	✓	✓	✓	✓
COO or President experience	✓			✓	✓	✓	✓
CFO experience		✓				✓	✓	✓
Policy-maker in business	✓	✓	✓	✓	✓	✓	✓	✓
Manufacturing experience	✓			✓	✓	✓	✓	✓
Operations experience	✓		✓	✓	✓	✓	✓	✓
HR management/executive comp experience	✓	✓		✓	✓		✓	✓
Product technology/automation experience				✓	✓	✓	✓
Customer service background	✓		✓	✓
Strategic finance and capital allocation experience	✓	✓	✓	✓		✓	✓	✓
International business experience	✓	✓	✓	✓	✓	✓	✓	✓
Strategic development experience	✓	✓	✓	✓	✓	✓	✓	✓
Cyclical end markets experience	✓	✓		✓		✓
Electronics experience				✓	✓	✓	✓	✓
Other public board experience	✓	✓	✓	✓	✓	✓	✓	✓
Governance and compliance experience		✓	✓	✓	✓	✓	✓	✓
Corporate development and M&A experience	✓		✓	✓	✓		✓	✓
Risk management experience	✓	✓	✓

David W. Scheible has been a director of the Company since 2011 and has served as non-executive Chairman of the Board since March 2016. He serves on the Compensation Committee and the Audit Committee. From 1998 to December 2015, Mr. Scheible held increasingly senior-level executive roles at Graphic Packaging Holding Company, a global manufacturer of custom packaging, paperboard, laminations and coatings, systems and machinery and provider of contract packaging services to multinational companies. He will serve as its Chairman of the Board until its annual meeting in May 2016, having previously been Chief Executive Officer (2007 through December 2015), Chief Operating Officer and Executive Vice President of Commercial Operations. From 1986 to 1998, he was an executive with Avery Dennison Corporation, a global manufacturer of self-adhesive products, office products and specialized label systems. Mr. Scheible received an MBA in Finance and a Bachelor of Science in Biochemistry from Purdue University.

With his experience as chairman, chief executive officer and as a senior executive of global manufacturing, including contract manufacturing, companies over his 30-year career, Mr. Scheible brings highly relevant leadership skills and international operations expertise to the Board.

Michael R. Dawson has been a director of the Company since 2006. He chairs the Audit Committee and is a member of the Compensation Committee. He was Senior Vice President, Chief Financial Officer and a director of Northern Offshore, Ltd., an offshore oil and gas drilling contractor from 2008 to 2010. He served as Senior Vice President and Chief Financial Officer of GlobalSantaFe Corporation from 2005 to 2007, as Vice President and Controller from 2003 to 2005, and as Vice President and Treasurer from 2001 to 2003. Previously, he served as Vice President of Investor Relations and Corporate Communications for Global Marine Inc. A former Certified Public Accountant, Mr. Dawson joined Global Marine in 1999 after 16 years with Union Texas Petroleum Holdings, where he served as Director of Acquisitions and Portfolio Management, Director of Investor Relations and in numerous financial management positions in the Controller’s organization. He began his career at Shell Oil Company in 1975 after receiving a Bachelor of Business Administration degree from the University of Iowa.

Mr. Dawson’s extensive experience as a chief financial officer and in related senior management positions over 35 years with various companies all contribute to his ability to meaningfully enhance the capabilities of the Board with respect to matters of strategic finance and of the Audit Committee with respect to matters of audit- and financial-control related matters. Mr. Dawson qualifies as an “audit committee financial expert” under the rules of the SEC.

Gayla J. Delly has been a director of the Company since 2011 and has served as President and Chief Executive Officer since January 2012. From December 2006 to December 2011, she was President and from 2001 to December 2006 served as Chief Financial Officer. She was Executive Vice President of the Company from 2004 to 2006, Vice President Finance from 2000 to 2004, Treasurer from 1996 to 2006, and Controller from 1996 to 2002. Ms. Delly holds a Bachelor of Science in Accounting from Samford University and is a Certified Public Accountant. She has also served as a director of Flowserve Corporation since 2008, where she chairs the Audit Committee and is a member of the Corporate Governance and Nominating Committee.

Ms. Delly brings deep experience in international manufacturing, along with valuable executive leadership and financial expertise gained from her 20 years of experience with the Company.

Douglas G. Duncan has been a director of the Company since 2006 and is a member of the Audit and Nominating/Governance Committees. He is the retired President and Chief Executive Officer of FedEx Freight Corporation, a provider of regional and interregional less-than-truckload freight services. He was founding CEO of this stand-alone, wholly owned subsidiary corporation of FedEx Corporation and served in that capacity from 2001 to 2010. He also served on the Strategic Management Committee of FedEx Corporation. Before the formation of FedEx Freight, he served as President and Chief Executive Officer of Viking Freight. Mr. Duncan has also held management positions in operations, sales and marketing with Caliber System and Roadway Express. He served on the Executive Committee of the American Trucking Associations and as Chairman of the American Transportation Research Institute. He graduated from Christopher Newport University, where he served on the Board of Visitors. He also serves on the board of directors of J.B. Hunt Transport Services, Inc.

Mr. Duncan brings to the Board not only his experience as a chief executive officer, but also his skills and insight into operational logistics, which he developed over the course of his 30-year career in the transportation industry. His ability to develop and execute corporate strategy at an organizational level is evidenced by his leadership as President and Chief Executive Officer at

FedEx Freight, which under his stewardship became a leading less-than-truckload freight service operation in the United States.

Kenneth T. Lamneck has been a director of the Company since 2013 and is a member of the Audit and Compensation Committees. Since 2010, he has been the President and Chief Executive Officer of Insight Enterprises, Inc., a global provider of information technology hardware, software and service solutions to businesses and public sector clients in over 190 countries. He also serves as a director of Insight. From 2004 to 2009, he was President, the Americas, at Tech Data Corporation, a wholesale distributor of technology products, where he led operations in the United States, Canada and Latin America. From 1996 to 2003, he held various executive management positions at Arrow Electronics, including President of Arrow/Richey Electronics and President of Arrow’s Industrial Computer Products business. Following five years of service in the United States Army, he began his civilian career at IBM as an engineer. Mr. Lamneck received an MBA from the University of Texas at El Paso and a Bachelor of Science from the United States Military Academy at West Point.

Mr. Lamneck’s wide-ranging industry experience over 30 years in a chief executive officer of a global technology provider role and in other leadership roles at multiple global hardware, software and services companies, enables him to bring to the Board a strong international operations background and depth of understanding into the operation and management of companies in the technology industry.

Bernee D. L. Strom has been a director of the Company since 2004, is a member of the Compensation Committee and chairs the Nominating/Governance Committee. She has been President and Chief Executive Officer of The Strom Group, an investment and business advisory firm, since 1990. Since April 2015, she has served as a Senior Advisor for Digital Media to Cascadia Capital, an Investment Bank, and as a Senior Advisor to SkyLIFE Technologies, whose technologies are designed to improve the delivery of humanitarian aid and disaster relief. She is Founder of WebTuner Corp., a developer of software infrastructure for next generation pay television systems and from October 2014 to March 2014 served as its Executive Chairman. From 2008 until October 2014, she was its Chairman and CEO. She is a Founding Partner of Revitalization Partners LLC, an international specialty management services firm that provides hands-on interim executive management and advisory services to client companies. She also served as Executive Chairman of Ensequence, Inc., a software company that has developed a cross platform technology for interactive video across cable, satellite, broadband and mobile devices. In 2000, she was President of InfoSpace.com Ventures, LLC, the venture capital arm of InfoSpace.com, Inc., a global provider of information and commerce infrastructure services for wireless devices and web sites. From 1998 to 1999, she was President and Chief Operating Officer of InfoSpace.com, Inc. From 1997 to 1998, she was CEO of Walker Digital and was the founding CEO of Priceline.com. From 1995 to 1997, she was President and Chief Executive Officer of HD Radio (formerly USA Digital Radio Partners, LP), a radio broadcasting technology company. Ms. Strom has served as a Director of Hughes Electronics/DirectTV, the Polaroid Corporation, Software Publishing, and other public and private companies. She is a Trustee of the National Public Radio Foundation. Ms. Strom received her Bachelor of Science in Mathematics and History, her Master of Arts and her Ph.D. (ABD) in Mathematics and Mathematics education from New York University. She received her MBA from the Anderson School at the University of California, Los Angeles, where she has been recognized as one its “100 Most Impactful” alumni. Ms. Strom was named by the Star Group as one of the “Leading Women Entrepreneurs of the World” and also received the Technology Award from IBM. In 2015, she was honored by the Governor of the State of Washington and the Center for Women and Democracy as a leading businesswoman in the State of Washington. The Forum of Women Entrepreneurs has named her “Entrepreneur of the Year”. Strom also garnered the Luminary Award from the Committee of 200.

Ms. Strom’s extensive experience in leadership and board positions over the past 25 years, in the technology industry and in other industries and at non-profit organizations, benefits the Board by adding a broad set of meaningfully informed and diverse perspectives as to the Company’s governance, strategy and operations.

Paul J. Tufano has been a director of the Company since March 2016. He served as the Chief Financial Officer of Alcatel-Lucent from 2008 to September 2013 and Chief Operating Officer from January 2013 to September 2013. He was Executive Vice President of Alcatel-Lucent from 2008 to September 2013, and served as a consultant there from September 2013 to April 2014. Mr. Tufano was the Executive Vice President and Chief Financial Officer of Solectron Corporation, an electronics manufacturing company for original equipment manufacturers, from 2006 to 2007 and served as Interim Chief Executive Officer during 2007. Prior to joining Solectron, he was President and Chief Executive Officer of Maxtor Corporation, a manufacturer of computer hard disks, from 2003 to 2004, Executive Vice President and Chief Operating Officer from 2001 to 2003, and Chief Financial Officer from 1996 to 2003. From 1979 to 1996, Mr. Tufano held management positions in finance, operations and logistics at IBM. He has served on the board of directors of Teradyne, Inc., a global supplier of automatic test equipment, since 2005, and on the board of directors of EnerSys, a global manufacturer, marketer and distributor of industrial batteries and related equipment, since 2015. He also served on the board of directors of International Manufacturing Services, Inc., an electronics manufacturing services provider, from 1996 to 1998. He holds a Bachelor of Science in Economics from St. John’s University and a Masters of Business Administration, Finance, Accounting and International Business from Columbia University.

Mr. Tufano brings to the Board extensive leadership, operational and financial experience from his service as an executive at prominent technology and electronics manufacturing companies as well as his service on boards of several companies.

Clay C. Williams has been a director of the Company since 2008. He chairs the Compensation Committee and is a member of Nominating/Governance Committee. Since May 2014, he has been Chairman of the Board, President and CEO of National Oilwell Varco, Inc., a global service provider and manufacturer of equipment for oil and gas producers. From February to May 2014, he was a director, President and CEO, and from December 2012 to February 2014, he served as President and Chief Operating Officer. Prior to December 2012, he was their Executive Vice President and Chief Financial Officer and also served as the Chief Financial Officer of Varco International, Inc. prior to its merger with National-Oilwell. Mr. Williams began his career at Shell Oil Company in 1985, and has held various positions in the energy industry for 30 years. In 2012, he was voted CFO of the Year in a poll conducted by Institutional Investor magazine. He received a Bachelor of Science degree in Civil/Geological Engineering from Princeton University and an MBA from the University of Texas at Austin.

Mr. Williams’ experience as an officer of a publicly traded company active in strategic mergers and acquisitions since 1997, occupying positions of increasing seniority up to President and CEO for a leading global oilfield equipment and technology provider, in addition to his service as a director, brings to the Board his extensive experience and leadership at the highest levels of public manufacturing company strategy and operations, as well as knowledge of cyclical end-markets such as those of the Company.

The officers of the Company are elected by, and serve at the discretion of, the Board.

Election Procedures; Term

If the Articles amendment is adopted at the Meeting, the eight director nominees who receive a plurality of the votes validly cast by the holders of Common Shares entitled to vote in the election of directors will be elected directors.

If the Articles amendment is not adopted at the Meeting, directors will be elected by the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote in the election of directors and represented, in person or by proxy, at the Meeting.

All Common Shares held by shareholders that have submitted a WHITE proxy card will be voted for the election of the nominees named above, except in the case of any WHITE proxy card that withholds authority to vote for, or indicates that the Common Shares represented thereby are to be cast against, any or all of the nominees. If any WHITE proxy card is marked to indicate that authority to vote for the election of directors is withheld, or the Common Shares represented thereby are to be cast against, any but not all of the Board’s nominees named above, all Common Shares held by shareholders that have submitted a WHITE proxy card will be voted for the election of the nominees as to whom such authority is not withheld or with respect to whom votes were not instructed to be cast against. If before the election a nominee named above should become unable to serve or for good cause decides he or she will not serve, the Board may designate an alternative nominee and the shares represented by proxy will be voted for such other nominee, if any. The Board, however, has no reason to believe that any nominee named above will be unavailable to serve as a director.

Any vacancy on the Board occurring after the election may be filled (1) by election at any annual or special meeting of the shareholders called for that purpose, or (2) by a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor in office. In the case of directorships occurring by reason of an increase in the size of the Board, the Board may not fill more than two such vacancies during the period between any two successive annual meetings of shareholders

All directors will be elected to serve until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS NAMED ABOVE USING THE ENCLOSED WHITE PROXY CARD.

Executive Officers

The executive officers of the Company are Gayla J. Delly, Donald F. Adam, Greg W. Cominos, Jon J. King and Scott R. Peterson. See “Election of Directors—Nominees for Election” for information regarding Ms. Delly’s age, Company service and business experience.

Mr. Adam, 52, has been with the Company since 2002. He has been Vice President and Chief Financial Officer since December 2006, having previously served as Vice President and Corporate Controller. From 1998 to 2002, he was Chief Financial Officer of Specialty Piping Components, Inc. Mr. Adam holds a Bachelor of Business Administration. degree in accounting from the University of Texas and is a Certified Public Accountant.

Mr. Cominos, 52, has been Executive Vice President of Sales and Marketing since July 2015. He has held multiple roles in executive management, sales & marketing and operations throughout his 30-year career and has extensive experience in the nuclear, power generation and digital energy industries, having worked for General Electric Company from 1997 to 2015 and Siemens Corporation from 1986 to 1997. He joined the Company from GE where he served as President and CEO of GE Flow and Process Technologies from 2013 to 2015, Chief Commercial Officer of GE Energy Management from 2011 to 2013 and Chief Operating Officer of GE Digital Energy from 2009 to 2011. Mr. Cominos holds a Bachelor of Science degree in industrial engineering from West Virginia University.

Mr. King, 59, has been Executive Vice President of Global Operations since July 2014. Since 1996, he held various Company positions, most recently as Group President from 2003 to 2014, responsible for various divisions in Asia and the Americas. Previously, he worked for Honeywell International Inc. and as a Captain in the US Army Corp of Engineers. Mr. King has been in the contract manufacturing business for over 30 years and holds a Bachelor of Science degree from James Madison University in geology and an MBA from the Florida Institute of Technology.

Mr. Peterson, 54, has been Vice President, General Counsel and Secretary since May 2014. From 2009 until his employment with the Company in 2014, he was the Associate General Counsel of Nabors Corporate Services, Inc. He began his career in 1988 as an Associate with the law firm of Mayor, Day, Caldwell & Keeton (prior to its merger with Andrews Kurth LLP) and also held positions as General Counsel of ExpressJet Holdings, Inc. and Managing Attorney with Continental Airlines, Inc. Mr. Peterson holds B.A. and M.A. degrees in political science and international relations from Utah State University and a J.D. from Columbia Law School.

Corporate Governance, Committee Charters, Director Independence

The Company places integrity first and foremost, which has long been a part of our corporate identity. The Company’s practices reflect corporate governance compliant with existing standards of the NYSE and requirements of the SEC, as well as other best practices, including:

•	Executive officers are subject to a clawback policy relating to performance-based compensation earned during periods for which a financial restatement is required under SEC reporting rules;

•

Directors and executives are prohibited from pledging the Company’s securities, and directors and all employees are prohibited from hedging, selling short or otherwise engaging in speculative practices regarding the Company’s securities;

•	All but one of our directors are independent;

•	The independent directors meet regularly without the presence of management;

•	KPMG, our independent registered public accounting firm, reports directly to the Audit Committee;

•	The Company’s internal audit group reports directly to the Audit Committee periodically during the year;

•	The Board operates under a set of published corporate governance guidelines;

•

Any director that does not receive the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote in the election of directors and represented, in person or by proxy, at any meeting during which an uncontested election occurs must tender his or her resignation to the Board for its consideration in accordance with the corporate governance guidelines;

•	The Company’s Code of Conduct applies to all directors, officers and employees;

•	The Company has a system in place to encourage and facilitate confidential and anonymous reports of compliance concerns, including to the Audit Committee; and

•	The Audit Committee chairman qualities as an “audit committee financial expert” as defined by the SEC.

The Board will continue to enhance the Company’s governance practices as value-enhancing new ideas and best practices emerge. You may access our current committee charters, Code of Conduct and Corporate Governance Guidelines, on our website at www.bench.com under “Investor Relations—Corporate Governance,” or obtain copies by writing to the Corporate Secretary at Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515.

Shareholders and other interested parties may send communications to the Board, the nonemployee directors as a group or to individual directors, in each case, care of Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515.

Operation of Board of Directors and Committees; Attendance

The Board is responsible for establishing broad corporate policies, setting the near-term and long-term strategic direction, and monitoring the Company’s overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee management and, in so doing, promote the best interests of the Company and its shareholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to shareholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions having a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular written and oral reports and through presentations at Board and committee meetings.

Directors are elected annually by the shareholders and hold office until their successors are duly elected and qualified. Our Bylaws provide for a Board of Directors comprised of five to nine members as determined from time to time by the Board. The Board currently has eight members, all of whom are nominees for election at the Meeting.

NYSE rules require the Company to have a majority of independent directors. No director qualifies as independent under the rules unless the Board affirmatively determines they have no material relationship with the Company or its subsidiaries—directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. In evaluating each director’s independence, the Board considers the NYSE rules as well as all facts and circumstances deemed relevant. As of the date of this Proxy Statement, the Board has determined that each nominee other than Ms. Delly, our President and CEO, is independent. The Board determined that no independent director had a material relationship with the Company or management, other than as a director or shareholder, and that none of the express disqualifications contained in the NYSE rules apply to any of them. In making this determination, the Board considered any transactions, relationships and arrangements as required by the NYSE listing requirements. Prior to his retirement, Mr. Dorflinger was also determined by the Board to be independent.

The Board oversees an enterprise-wide approach to risk management. The Board seeks not only to understand the risks facing the Company and management’s approach to address them, but also actively decides on the levels of risk appropriate for the Company when designing and implementing its business strategy. In achieving this objective, the full Board participates in an annual enterprise risk assessment. In this process, risk is assessed throughout the business, focusing on six primary areas: financial, legal/compliance, operational/transactional, customer services/reputation, information technology/security and inherent (other) risks. In addition to reviewing risk with the full Board at least annually, the independent directors discuss risk management during nonmanagement executive sessions led by the Chairman of the Board.

While the Board has the ultimate oversight responsibility for the risk management process, committees of the Board have also been entrusted with responsibility for risk management. In particular, the Audit Committee focuses on assessing and mitigating financial reporting risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditor and quarterly reports on identified risk areas. In setting compensation, the Compensation Committee also strives to create incentives that encourage a level of risk taking consistent with the Company’s business strategy.

The Board held seven meetings during 2015. Each director attended at least 75% of the total meetings of the Board and committees on which they served during their tenure thereon. Ms. Delly, who serves as President and CEO of the Company, does not vote in committee meetings or participate in portions of Compensation Committee meetings that determine, or Board meetings that ratify, her compensation. The nonemployee directors regularly meet in executive session without members of management present, including Ms. Delly. These sessions are typically held either before or after the Board’s regularly scheduled Board and committee meetings. Additional executive sessions can be scheduled at the request of the nonemployee directors.

The Board has Audit, Compensation and Nominating/Governance Committees. The members of these committees, and the number of committee meetings held in 2015, are as follows:

Director	Audit	Compensation	Nominating/Governance
David W. Scheible	X	X
Michael R. Dawson	Chair	X
Douglas G. Duncan	X		X
Kenneth T. Lamneck	X	X
Bernee D. L. Strom		X	Chair
Clay C. Williams		Chair	X
Meetings held:	11	4	5

The principal function of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) management’s conduct of the Company’s financial reporting process (including management’s development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements and ethical standards, (iv) the qualifications and independence of the Company’s outside auditors and (v) the performance of the Company’s internal audit function and the outside auditors. The committee also prepares the audit committee report required by the rules of the SEC to be included in the Company’s annual proxy statement. Additional information regarding the functions performed by the committee is set forth below in the “Report of the Audit Committee.” The Board has determined that Mr. Dawson, who chairs the committee, qualifies as an “audit committee financial expert” under the rules of the SEC. An “audit committee financial expert” is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to the breadth and complexity of issues that can reasonably be expected in the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The principal functions of the Compensation Committee are to (i) oversee the administration of the Company’s compensation plans, in particular the incentive compensation and equity-based plans (and, to the extent appropriate, plans of the Company’s subsidiaries), (ii) discharge the Board’s responsibilities relating to the compensation of the Company’s executives, (iii) review and make recommendations on director compensation and (iv) prepare the annual report on executive compensation for the Company’s annual proxy statement. Additional information regarding the functions performed by the committee is set forth below in the “Role of Compensation Committee.”

The principal functions of the Nominating/Governance Committee are to (i) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board, (ii) make recommendations to the Board concerning committee appointments, (iii) develop, recommend and annually review corporate governance guidelines for the Company, (iv) oversee corporate governance matters, and (v) coordinate an annual evaluation of the Board, which includes an evaluation of each committee and each member of the Board.

To be considered by the Nominating/Governance Committee, a director nominee should have experience as a board member or senior executive of a public company or nationally recognized private company. In addition to these requirements, the committee will also evaluate whether the nominee’s skills are complementary to those of incumbent Board members and the Board’s needs for operational, management, financial, international, technological or other expertise. Although there is no specific policy on considering diversity, the Board and the committee believe that the Board membership should reflect diversity in its broadest sense, including geography, gender, ethnicity, viewpoint, education, skills and professional experience. The committee has an independent search firm to identify and screen candidates, do reference checks, prepare a biography for each candidate for the committee’s review and coordinate interviews. The committee, the Chairman of the Board and executive officers interview candidates that meet the criteria, and the committee selects nominees who it determines are best-suited to actively engage in the oversight of the Company’s strategy and drive sustainable value creation for all shareholders. The committee will consider recommending for nomination to the Board candidates suggested by shareholders, taking into account all the factors and qualities described above, provided that recommendations are submitted and received by us at our principal executive offices at 3000 Technology Drive, Angleton, Texas 77515, with an appropriate biographical summary, in accordance with the requirements described below under “Date of Submission of Shareholder Proposals.”

The Board does not have a written policy requiring members to attend annual shareholders meetings, although all members have traditionally attended. We anticipate that all of our directors will attend the Meeting.

Certain Transactions

There were no Related-Party Transactions (as defined below) last year. The Board would review any proposed Related-Party Transaction to which the Company would be a party to determine if it were in the best interests of our shareholders and the Company. Financial transactions, arrangements, relationships or any series of similar transactions, arrangements or relationships exceeding $120,000 in which a Related Party (as defined below) would have a direct or indirect material interest (“Related-Party Transactions”) are subject to Board review. “Related Parties” are directors, director nominees, executive officers, holders of 5% or more of our Common Shares and their immediate family members. Immediate family members are children, stepchildren, spouses, parents, siblings, stepparents, mothers-in-law, fathers-in-law, brothers-in-law, sisters-in-law, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, in the household of a director, director nominee, executive officer or holder of 5% or more of our Common Shares.

The Board does not have a written policy regarding Related-Party Transactions and does not believe such a policy is necessary because the Board has not approved, and does not expect to approve, the Company’s engagement in any Related-Party Transactions other than in rare circumstances. Any Related-Party Transaction would be considered based on facts and circumstances at the time. After review, the Board would decide in good faith whether to approve the transaction.

Compensation Committee Interlocks and Insider Participation

Each member of the Board’s Compensation Committee is independent, and no member was ever employed by the Company. None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4) of Regulation S-K.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives

Our executive compensation program is designed to:

•	attract, retain and reward high-caliber management talent;

•	incentivize the achievement of the Company’s strategic plan and both short- and long-term operating objectives;

•	be transparent, fair, objective and, to the extent practical, formulaic;

•	encourage the taking of prudent business risks for appropriate potential long-term benefits, while avoiding excessive, unnecessary or unwise risk; and

•	encourage smart investment and prudent deployment of capital.

At-risk, incentive compensation commits our executives to delivering positive results over both the short- and longer-terms by rewarding the achievement of those results and aligning their interests with the financial interests of our shareholders. The Company’s target compensation opportunity is generally set in the median range of market compensation survey data and a peer group of companies (our “Peer Group” is further detailed below), which was refined by the Compensation Committee in 2015. Our compensation program is designed to deliver above-median compensation if above-median performance is achieved and below-median compensation for below-median performance.

In order to more closely align the financial interests of our executive officers with those of our shareholders, we have (i) share ownership guidelines requiring our executives to acquire a long-term ownership stake in the Company (see “Share Ownership Guidelines” below), (ii) a practice of making all board-level compensation decisions (base salary adjustments, annual bonuses, and long-term equity-based incentives) on a single day to reinforce performance feedback to the executives (see “Timing of Compensation Decisions” below), and (iii) a performance-based restricted stock unit (“PSU”) component in our compensation program, to more closely tie pay to performance. Any vesting of PSUs depends on the Company’s achievement of financial goals set by the Compensation Committee and derived from the Company’s overall financial objectives, which for PSUs awarded in 2012 and maturing in December 2015, included goals relating to annual revenue growth rate, operating income margin, and return on invested capital over a four-year period (see “Long-Term Equity-Based Incentive Compensation” below). The metrics established in 2012 were not achieved; consequently, no shares were issued under the 2012 PSU awards. In early 2015, the committee determined in consultation with its independent consultant that the Company’s PSUs were not competitive with its peers and determined to shorten the performance period for new awards from four years to three years and to reduce the possible payouts under new awards.

The primary components of our executive compensation program, described in more detail below, are (i) base salary, (ii) annual performance-based incentive compensation, and (iii) long-term incentive (“LTI”) compensation comprised of restricted stock units (“RSUs”) and PSUs; prior to 2016, stock options were also awarded:

•	Base Salary, which pays a set level of monthly cash income to the executive, generally within the median range of the Peer Group.

•

Annual Performance-Based Incentive Award, which pays a variable cash award to reward good short-term operational performance, which in 2015 was based on (i) total sales, (ii) earnings per share, (iii) increased revenue from our higher-value (i.e., non-traditional) markets identified within the Company’s long-term strategic plan and (iv) improved customer satisfaction targets set by the Compensation Committee at the beginning of each year.

•

RSUs, which typically vest over a four-year period, are awarded to retain management and permit each executive to steadily build an ownership stake in the Company to encourage the creation of long-term shareholder value.

•

PSUs, designed to encourage and reward performance, subject to the achievement of specific long-term financial objectives historically over a four-year period; in 2015, a three-year performance cycle was implemented, as noted above.

•

Stock Options, which directly align the interests of executives with the financial interest of our shareholders by increasing in value to the executive with the increase in value of our Common Shares, typically over a four-year vesting period and as long as the executive holds the options.

Four of the five components are “at-risk” in that they have value only if the Company’s financial objectives are achieved or the value of the Common Shares rises. The Company believes that the design of these at-risk components closely aligns executive pay with performance beneficial to the Company and its shareholders over the immediate and longer terms.

Role of Compensation Committee

The Compensation Committee is responsible for reviewing and approving all salary and annual incentive compensation paid to officers of the Company who are subject to Section 16 of the Exchange Act (“Section 16”), including our Chief Executive Officer (or CEO) and the other executive officers named below in the Summary Compensation Table (collectively with the CEO, the “Named Executive Officers”). The committee also approves the equity incentives provided to our executives, as well as most other employees (except for certain employees not subject to Section 16 for whom the CEO has delegated authority to make limited awards). Additional information with respect to the authority of the Compensation Committee is set forth above under “Operation of Board of Directors and Committees; Attendance”.

Pursuant to its authority under its written charter approved by the Board, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee. Under its Charter, the Compensation Committee may also delegate its authority with respect to equity awards to the extent permitted by the Texas Business Organizations Code, except that the Compensation Committee shall approve all awards of equity-based compensation to any officer subject to Section 16 of the Exchange Act.

The Compensation Committee has retained Pearl Meyer & Partners to serve as its independent compensation consultant (the “consultant”) and perform reviews from time to time of our executive compensation practices, as well as the compensation of our Board of Directors. The consultant advised on certain compensation matters relating to 2015 compensation and performed such a review in connection with the committee’s decisions relating to 2016 compensation. The consultant does not provide any services on behalf of management and does not have any potential business conflicts with its role as an independent advisor.

Role of Management

Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Compensation Committee; however, the committee does not delegate any of its responsibilities to others in setting compensation for the executive officers. The CEO annually reviews the performance of the other executive officers, and presents her conclusions and recommendations as to salary adjustments and annual equity awards to the committee for its consideration. The committee exercises its discretion in determining any adjustments or awards to the Company’s officers, including the Named Executive Officers. The committee does not take into account any recommendations from the CEO regarding her own compensation.

Evaluation of Say-on-Pay Advisory Vote

At our 2014 annual meeting, shareholders voted 95% in favor of the Named Executive Officer compensation described in the 2014 proxy statement. With the goal of continuing to meet the approval of shareholders and remaining responsive to their concerns, together with members of our Board, we engage with our institutional investors throughout the year. Based on the overwhelming support received in 2014, no significant changes were made to our 2015 executive compensation structure. Similarly, at our 2015 annual meeting, shareholders voted 95% in favor of the Named Executive Officer compensation described in the 2015 proxy statement. In subsequent conversations with shareholders, no significant issues with our executive compensation program were raised, although certain shareholders encouraged the Company to adopt a clawback policy relating to incentive compensation. As noted above, the Compensation Committee did so in 2015. Beyond that change, the Compensation Committee determined that the Say-on-Pay vote and shareholder comments reflected widespread support of the Company’s existing executive compensation policies and decisions. Accordingly, we have not significantly changed our compensation philosophy or objectives in 2016.

Competitive Market Review

In setting executive compensation, the Compensation Committee considers all factors it deems relevant. The committee also considers data and recommendations presented by the consultant or management based on market data that provide information on the level of the total target compensation (i.e., salary, annual incentive and LTI compensation) paid to similarly positioned executives at companies in the Peer Group. To determine the amount of compensation to be paid to each of our executives, the committee performs a subjective evaluation, including the following (without assigning specific weight to each factor):

•	each executive’s performance, responsibilities and time in role;

•	market survey data;

•	relativity in pay among the Company’s executive officers;

•	comparability of each executive’s role to executives named in Peer Group proxy statements;

•	general compensation trends;

•	the Company’s financial position;

•	specific challenges faced by the executive; and

•	for executives other than the CEO, the recommendation of the CEO.

The committee has not established a set formula or other quantitative policy for allocating between long-term and immediately payable compensation, cash and noncash compensation, establishing the amount of equity awards or allocating equity awards between stock options, RSUs and PSUs, but rather considers compensation in total for each individual.

Each year the Compensation Committee evaluates peers from publicly traded companies that are major competitors or customers. The committee seeks to select peer companies that are comparable to Benchmark based on various criteria, including revenue, market capitalization, similar industry affiliation, scope of global operations and a belief that these companies compete for similar executive talent. The companies in the Peer Group include entities with revenues between $0.6 billion and $6.2 billion, manufacturers and companies in the electrical components, systems software, semiconductor components and electronics manufacturing services industries. The committee reviewed the Peer Group for 2015 and based on the foregoing criteria approved the following changes:

•	Removed five companies from the Peer Group:

o	Companies taken private:

–	BMC Software, Inc.

–	Molex, Incorporated

o	Companies with enterprise value and market capitalization that the Committee determined were not currently aligned for consideration as Peer Group members:

–	Amphenol Corporation

–	KLA-Tencor Corporation

–	Lam Research Corporation

•	Added six companies to the Peer Group based on enterprise value, market capitalization and industry:

–	Esterline Technologies, Inc.

–	Freescale Semiconductor, LTD

–	Harris Corporation

–	Hill-ROM Holdings, Inc.

–	Lexmark International

–	On Semiconductor Corporation

The resulting Peer Group for 2015 compensation decisions consisted of the following companies:

•	AVX Corporation	•	Multi-Fineline Electronix, Inc.
•	Celestica Inc.	•	On Semiconductor Corporation
•	Esterline Technologies, Inc.	•	Plexus Corp
•	Freescale Semiconductor, LTD	•	Sanmina Corporation
•	Harris Corporation	•	Teradyne, Inc.
•	Hill-ROM Holdings, Inc.	•	TTM Technologies, Inc.
•	Lexmark International	•	Vishay Intertechnology, Inc.

Timing of Compensation Decisions

In order to reinforce performance feedback through compensation, the Compensation Committee makes executive compensation decisions in the first quarter of each year. The committee reviews and approves equity awards to all eligible employees, including executive officers, once a year, on the date of the committee’s regularly scheduled first quarter meeting. Stock options have an exercise price equal to the closing price of the Common Shares on the date of award. The Company believes that the practice of granting stock-based awards in the first quarter of each year is reasonable when followed on a consistent basis each year and reduces the risk of inadvertently timing the grant of such awards with the release of material nonpublic information.

2015 Compensation

In assessing the 2014 individual performance of Ms. Delly and Messrs. Adam, King and Peterson, which was the basis for setting their 2015 compensation, the Compensation Committee determined that each had performed well and given exceptional focus to improving the Company’s net sales, net income, operating margin and earnings per share. Mr. Cominos joined the Company in July 2015.

Base Salary Compensation

The Compensation Committee reviews base salaries of the Named Executive Officers annually. In making salary determinations, the committee considers the terms of any employment or severance agreement with the executive, the recommendations of the Chief Executive Officer (as to executive officers other than the CEO), salary norms for persons in comparable positions in the Peer Group, the executive’s experience and scope of responsibility, and the committee’s assessment of the executive’s individual past and potential future contribution to the Company’s results (without assigning a specific weight to each factor). During its review of base salaries for executives for 2015, the committee primarily considered market data provided by the consultant, the results of a review of the executive’s compensation relative to the Company’s other executive officers, the executive’s individual performance and the committee members’ own business experience and views on appropriate compensation levels. Based on this review, the committee granted base salary increases of 4.8% to Ms. Delly and 2.5%, 2.7% and 10% to Messrs. Adam, King and Peterson, respectively, effective March 1, 2015.

Annual Cash-Based Incentive Compensation

The purpose of the executive annual incentive compensation plan is to align the interests of executive officers with shareholders by motivating the executives to achieve superior financial and operational performance that increases shareholder value. Incentive bonuses are generally granted based on a percentage of each executive’s base salary earned during the year. Targets under the executive annual incentive plan for 2015 were set by the Compensation Committee in the first quarter of 2015. Our practice is to award cash incentive bonuses based on the attainment of corporate performance goals. The following table sets forth the threshold, target and maximum performance goals with respect to 2015 financial results of the Company for each of the executive officers:

Objective Level	Corporate Performance Goals
	Earnings Per Share Before Special Items(1)	Strategic Revenue/VOC(2)	Revenue
Threshold	$1.70	$1.520 billion/ -1	$2.890 billion
Target	$1.76	$1.550 billion/+1	$2.950 billion
Maximum	$1.85	$1.580 billion/+6	$2.980 billion
Actual	$1.61	$1.396 billion/+15	$2.541 billion

(1)	Earnings per share before special items excludes restructuring charges and integration and acquisition-related costs.

(2)

Strategic revenue includes the industrials (which includes aerospace and defense), medical and test & instrumentation industry sectors. Voice of customer (VOC) score improvement was determined based on comparing the December 2015 VOC score to the 2014 score, each as determined by an independent consultant.

The following table sets forth the potential 2015 threshold, target and maximum cash incentive payment levels, as a percentage of salary, for the Named Executive Officers based on the Company’s achievement of each of the three performance goals above. Below the threshold, no award is earned; achievements between the different levels are paid ratably:

Named Executive	Potential 2015 Incentive Payments as a Percentage of Salary Related to Achievement of Each of Three Corporate Performance Goals
	Threshold	Target	Maximum
Gayla J. Delly	16.7%	38.3%	66.7%
Donald F. Adam	16.7%	25.0%	41.7%
Greg W. Cominos	16.7%	25.0%	41.7%
Jon J. King	16.7%	25.0%	41.7%
Scott R. Peterson	16.7%	25.0%	41.7%

The total incentive award is determined according to the level of achievement of the aggregate corporate performance goals. The maximum incentive bonus for these executive officers was 200% for Ms. Delly, 125% for Messrs. Adam, Cominos, King and Peterson.

At its first quarter 2016 meeting, the Compensation Committee determined the extent to which the 2015 performance goals were achieved and approved the amount to be paid to each executive. The committee determined that the Company had exceeded the maximum VOC score improvement goal, but had not achieved the other threshold targets. The table below sets forth the incentive award earned and the corresponding percentage of 2015 salary that the amount represented.

Named Executive	Amount of Cash Incentive Earned	% of Salary
Gayla J. Delly	$297,007	33.35	%(1)
Donald F. Adam	$88,372	20.85	%(2)
Greg W. Cominos	$34,322	20.85	%(2)
Jon J. King	$81,876	20.85	%(2)
Scott R. Peterson	$70,248	20.85	%(2)

(1)	Ms. Delly’s incentive payment consisted of the following percentages for each performance goal: 0% for earnings per share before special items, 33.35% for Strategic Revenue/VOC and 0% for revenue.

(2)

Messrs. Adam, Cominos, King and Peterson’s incentive payments consisted of the following percentages for each performance goal: 0% for earnings per share before special items, 20.85% for Strategic Revenue/VOC and 0% for revenue.

Long-Term Incentive Compensation

The Compensation Committee believes that our LTI compensation, which is equity-based, is critical in motivating increases in shareholder value over the longer term because it focuses executive attention on share price as the primary measure of the Company’s overall performance. In 2015, the committee awarded executive officers a combination of stock options, RSUs and PSUs under the Company’s Omnibus 2010 Incentive Compensation Plan (the “Omnibus Plan”) (in each case, as further described below). To determine the awards for each executive, the committee evaluated each executive’s performance and responsibilities, and also considered market data, relative pay among the Company’s executive officers and other factors (without assigning a specific weight to each factor). The evaluation was made with significant input from our Chief Executive Officer, and also factored in the future potential contribution from each executive according to the Company’s long-term and emergency succession plans. Although management recommended the number of shares to be covered by equity awards granted to employees, the committee approved the grant of all equity awards and did not delegate the timing of such grants. Equity award grants to our Chief Executive Officer and other executive officers are not made automatically each year. The amount and terms of equity awards already held by executives generally are not significant factors in the committee’s determination of whether and how many equity awards should be granted to the executives.

RSUs—Long-term equity-based incentive compensation awards include time-based awards, which vest over four years, to improve retention of executives and to enable a steadily growing ownership stake in the Company that encourages long-term strategic performance.

PSUs—The committee believes the PSUs, which vest over multiple years subject to the achievement of measurable, absolute financial goals, can enable management to build a meaningful ownership stake in the Company to encourage long-term strategic thinking and the avoidance of unnecessary or excessive risk taking. The financial goals are set by the Compensation Committee, and in order to receive any payment, the Company will have to meet established thresholds of revenue, operating margin and return on invested capital.

Stock Options—The Compensation Committee has granted stock options in past years at not less than 100% of the fair market value of the Common Shares on the date of grant. Because stock options provide value only in the event of share price appreciation, the committee believes these awards are, by their nature, performance-based and can be an important component of our executive compensation program.

The long-term equity-based incentive compensation awards made in the first quarter of 2015 were evenly balanced, with approximately one-third of the total value awarded in RSUs, PSUs and stock options, respectively.

Deferred Compensation Benefits

In order to attract and retain key employees, the Company established the Benchmark Electronics, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), which allows certain designated employees, including our Named Executive Officers, the opportunity to defer, on a pretax basis, their salary, bonus awards, and other specified compensation and to receive the deferred amounts, together with an investment return (positive or negative), either at a predetermined time in the future or upon termination of employment with the Company. The Company intends that the Deferred Compensation Plan will at all times be maintained on an unfunded basis for federal income tax purposes under the Code, and be administered as a nonqualified “top-hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act. All contributions to the Deferred Compensation Plan, as well as any matching contributions, are fully vested upon contribution.

Retirement Benefits

All employees in the United States, including the executive officers, are eligible to participate in the Company’s 401(k) Employee Savings Plan (the “Savings Plan”). The Savings Plan is a defined contribution tax-qualified retirement savings plan pursuant to which employees are able to contribute a portion of their eligible cash compensation to the Savings Plan and the Company provides matching cash contributions up to 4% of the employees’ eligible compensation. All contributions to the Savings Plan, as well as any matching contributions, are fully vested upon contribution.

Perquisites and Personal Benefits

The Company offers only minimal perquisites or other personal benefits to executive officers, consisting primarily of a portion of the cost of financial planning services, health club memberships and annual physical exams.

Other Matters

Share Ownership Guidelines

Our senior officers are subject to a share ownership requirement implemented in 2008. During their term of employment with the Company, these officers are expected to directly own Common Shares having a market value of at least 3x annual base salary for the President and Chief Executive Officer and 2x annual base salary for the other senior officers. Any senior officers who have not yet achieved this ownership requirement are expected to retain 20% of their stock awards. Once achieved, the officer remains in compliance despite any decrease in the market value of the Common Shares or any increase in base salary. Ms. Delly and Mr. Adam have met their ownership requirement.

Analysis of Compensation Risk

During 2015 our Compensation Committee conducted an analysis of potential risks posed by the Company’s compensation program to determine whether the program might encourage the executive officers to take unnecessary or excessive risks, or whether the program might encourage the manipulation of reported earnings. As part of its analysis the committee also considered mitigating factors and controls:

Component	Potential Risk	Mitigating Factors
Base Salary	Unsustainable fixed expense Retention challenges if too low	Management of expenses and increases Periodic market surveys
Annual Incentive Plan	Imprudent risk taking to maximize short-term reported financial results Earnings manipulation	Internal financial controls Award limits Long-term incentive awards at risk Share ownership guidelines Tied to independently audited results
Long-Term Equity-Based Incentive Plans	Imprudent risk taking to maximize short-term stock price Earnings manipulation	Award limits Share ownership guidelines Long vesting periods Internal financial controls Independent audit
Health & Insurance Benefits	Unsustainable fixed expense Retention challenges if too low	Management of expenses Periodic market surveys

Component	Potential Risk	Mitigating Factors
Retirement Benefits (401k and Deferred Compensation Plans)	Unsustainable fixed expense Retention challenges if too low Legal compliance risks	Management of expenses Limited nonqualified retirement benefits Third-party professional advisors
Severance Plans	Unsustainable fixed expense	Limitations within employment, severance and change-of-control agreements Award limits
Perquisites & Expatriate Benefits	Unsustainable fixed expense Retention challenges if too low	Management of expenses Periodic market surveys

Based on its analysis the Compensation Committee determined that our compensation program is unlikely to motivate inappropriate risk-taking.

Limits on Deductibility of Compensation

An income tax deduction under Section 162(m) of the Code will generally be available for annual compensation in excess of $1 million paid to certain executive officers only if that compensation is “performance-based” and complies with certain other requirements. Although the Compensation Committee considers deductibility issues when approving executive compensation elements, we believe that other compensation objectives, such as attracting, retaining and providing incentives to qualified managers, are important and may supersede the goal of maintaining deductibility. Consequently, the committee may decide to pay compensation that is not deductible when it believes it is in the best interests of the Company and shareholders to do so.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee operates under a written charter approved by the Board of Directors. As required by the charter, each member of the committee is independent, and no member of the committee has any interlocking or other relationships with the Company.

The committee administers the Company’s executive compensation program. Among other things, the committee is responsible for:

•	establishing the compensation of the Chief Executive Officer, which is then ratified by the full Board;

•	determining the compensation of the Named Executive Officers other than the CEO; and

•	administering the Company’s employee benefit plans.

The committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2015 and other compensation disclosures in this Proxy Statement with management. Based on such reviews and discussions, the committee recommended to the Board that the compensation-related disclosures made in this Proxy Statement be included herein and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted,
Compensation Committee
Clay C. Williams, Chair
Michael R. Dawson
Kenneth T. Lamneck
David W. Scheible
Bernee D. L. Strom

COMPENSATION TABLES AND NARRATIVES

The following tables, narratives and footnotes describe the total compensation and benefits of our Chief Executive Officer and our other Named Executive Officers for 2015.

Summary Compensation Table

The following table sets forth information concerning the compensation and benefits of our Named Executive Officers during the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Gayla J. Delly	2015	$890,577	$1,342,490	$584,822	$297,007	$74,204	$3,189,100
President and Chief	2014	816,345	2,701,319	1,108,413	932,389	56,663	5,615,129
Executive Officer (PEO)	2013	773,654	1,163,234	580,952	773,654	10,450	3,301,944
Donald F. Adam	2015	423,846	546,659	253,436	88,372	29,087	1,341,400
Vice President and Chief	2014	397,115	577,141	273,884	302,888	24,265	1,575,293
Financial Officer (PFO)	2013	381,827	537,914	268,681	254,297	10,450	1,453,169
Greg W. Cominos(5)	2015	164,615	190,638	—	34,322	208	389,783
Executive Vice President
Sales and Marketing
Jon J. King(6)	2015	392,692	301,005	88,535	81,876	26,949	891,057
Executive Vice President	2014	363,269	267,788	114,219	277,073	18,706	1,041,055
Global Operations
Scott R. Peterson(7)	2015	336,923	195,302	90,490	70,248	10,566	703,529
Vice President, General
Counsel and Secretary

(1)

The amounts reflect the aggregate grant date fair value of RSU and PSU grants pursuant to the Company’s equity plans during the fiscal years ended December 31, 2015, 2014 and 2013, respectively, computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Stock awards were valued using the closing market price of the Common Shares on the grant date. A portion of the awards listed above is subject to performance conditions, with the grant date fair value calculated for purposes of the Stock Awards column assuming a target level of achievement. Assuming the performance conditions will be achieved at a maximum level of 250% for grants in 2015, the grant date fair value of stock awards for each of our Named Executive Officers would be as follows:

Ms. Delly	$2,349,358
Mr. Adam	$956,654
Mr. Cominos	$362,099
Mr. King	$526,759
Mr. Peterson	$341,778

The 2014 amounts include awards that the Company granted to Ms. Delly in May 2014 as described below in “Compensation Tables and Narratives—Grants of Plan-Based Awards”.

(2)

The amounts reflect the aggregate grant date fair value of stock option grants pursuant to the Company’s equity plans during the years ended December 31, 2015, 2014 and 2013, respectively, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in footnote 1(m) to the Company’s audited financial statements for the year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2016. The 2014 amounts include awards that the

Company granted to Ms. Delly in May 2014 as described below in “Compensation Tables and Narratives—Grants of Plan-Based Awards”.

(3)

The amounts shown in this column reflect cash incentive bonuses earned by our Named Executive Officers pursuant to the Company’s annual executive incentive compensation plan. The amounts include cash bonuses earned in year of service regardless of when paid.

(4)

For the year ended December 31, 2015, the “All Other Compensation” column includes (a) $10,400 paid by the Company pursuant to the Company’s Savings Plan to Ms. Delly and Messrs. Adam and King and $10,154 paid to Mr. Peterson (under the Savings Plan, the Company is obligated to make matching contributions to the Savings Plan in an amount equal to 100% of each participant’s elective contributions, to the extent that such elective contributions do not exceed 4% of such participant’s eligible compensation), (b) payments by the Company to Ms. Delly and Messrs. Adam and King pursuant to the Company’s Deferred Compensation Plan as elective matching contributions and (c) payments by the Company of premiums for term life insurance on behalf of each of our Named Executive Officers.

(5)	Mr. Cominos became an executive officer in 2015.

(6)	Mr. King became an executive officer in 2014.

(7)	Mr. Peterson became an executive officer in 2015.

Employment Agreements and Severance Agreements

The Company has entered into employment agreements with Ms. Delly and Messrs. Adam and King and severance agreements with Messrs. Cominos and Peterson. The employment agreements provide for annual base salaries, subject to increases from time to time as determined by the Compensation Committee. The employment agreements and the severance agreements are automatically extended by successive one-year terms, unless terminated by the Company or the executive. Effective March 1, 2015, Ms. Delly’s annual base salary was $865,000, while those for Messrs. Adam, King and Peterson were $410,000, $380,000 and $330,000, respectively. Mr. Cominos joined the Company in July 2015 with an annual base salary of $400,000.

In addition to annual base salaries, each employment agreement provides for payment of bonuses if the Company attains or exceeds its corporate performance goals, which are specified each year by the Compensation Committee. A more detailed discussion of the corporate performance goals and these bonuses, including the percentage of base salary and the mechanism by which the bonuses are paid and determined by the committee, is set forth above in “Compensation Discussion and Analysis—2015 Compensation—Annual Cash-Based Incentive Compensation”.

Each agreement also provides for severance payments if the Named Executive Officer’s employment is terminated under certain qualifying circumstances. A more detailed discussion of the severance terms is set forth in “—Potential Payments upon Termination or Change in Control”.

Each employment agreement contains restrictive covenants that prohibit the Named Executive Officer from competing with the Company or soliciting its customers or service providers during the term of the agreement and for two years thereafter, as well as a confidentiality covenant of indefinite length.

In addition to the restrictive covenants described in the preceding sentence, Ms. Delly may not, during her period of employment and for two years thereafter, make disparaging remarks about the Company, its subsidiaries or products and services or divert customers of the Company to its competitors.

The severance agreements with Messrs. Cominos and Peterson contain restrictive covenants that prohibit each executive, during his period of employment and for one year thereafter (or two years thereafter, in the event of a termination of employment in connection with a “change in control” of the Company), from competing with the Company or soliciting or hiring its officers, employees or consultants, diverting customers of the Company to its competitors or making disparaging remarks about the Company, its subsidiaries or products and services.

Grants of Plan-Based Awards

The Benchmark Electronics, Inc. 2000 Stock Awards Plan (the “2000 Plan”) authorized, and the Omnibus Plan authorizes, the Company, upon recommendation of the Compensation Committee, to grant a variety of types of awards, including stock options, restricted shares, RSUs, stock appreciation rights, performance compensation awards, phantom stock awards and deferred share units, or any combination thereof, to any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company. The 2000 Plan expired in 2010, and no additional grants can be made under that plan. The Omnibus Plan was approved by the Company’s shareholders in 2010 and replaced the 2000 Plan. As of December 31, 2015, the Company had equity awards outstanding with respect to 3.4 million Common Shares under the Company’s 2000 and Omnibus Plans, and 3.7 million additional Common Shares remain available for issuance under the Omnibus Plan.

As described in our 2014 proxy statement, the Compensation Committee approved a grant to Ms. Delly in 2012 of 49,899 stock options, 83,202 PSUs (assuming the performance conditions were achieved at a maximum level of 300%) and 27,734 restricted shares. However, in 2013, the Company determined that 45,430 options, 75,750 PSUs (assuming 300% achievement) and 25,250 restricted shares were not validly granted pursuant to the Omnibus Plan because they exceeded plan limits on the maximum shares that may be granted to a participant in any fiscal year. Accordingly, the attempted grant of such awards was ineffective, and such awards were never granted. References in this Proxy Statement to Ms. Delly’s 2012 grants reflect only the awards that were validly granted. After shareholders approved the First Amendment to the Omnibus Plan in 2014, the Compensation Committee granted 45,430 options, 75,750 PSUs (assuming 300% achievement) and 38,669 RSUs to Ms. Delly. Such awards were designed to replace the value of the stock options, restricted shares and PSUs granted in 2012 that were not validly granted.

The following table sets forth information concerning grants of nonqualified stock options and RSUs to the Named Executive Officers during 2015 under the Omnibus Plan, as well as estimated possible payouts under cash and equity incentive plans.

2015 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ms. Delly	2/19/15	$445,289	$1,024,164	$1,781,154	—	29,008	72,520	—	—	—	$671,245
	2/19/15	—	—	—	—	—	—	29,008	—	—	$671,245
	2/19/15	—	—	—	—	—	—	—	55,068	$23.14	$584,822
Mr. Adam	2/19/15	$211,923	$317,885	$529,808	—	11,812	29,530	—	—	—	$273,330
	2/19/15	—	—	—	—	—	—	11,812	—	—	$273,330
	2/19/15	—	—	—	—	—	—	—	22,428	$23.14	$253,436
Mr. Cominos	8/26/15	$82,308	$123,461	$205,769	—	5,451	13,628	—	—	—	$114,307
	8/26/15	—	—	—	—	—	—	3,640	—	—	$76,331
Mr. King	2/19/15	$196,346	$294,519	$490,865	—	6,504	16,260	—	—	—	$150,503
	2/19/15	—	—	—	—	—	—	6,504	—	—	$150,503
	2/19/15	—	—	—	—	—	—	—	12,348	$23.14	$88,535
Mr. Peterson	2/19/15	$168,462	$252,692	$421,154	—	4,220	10,550	—	—	—	$97,651
	2/19/15	—	—	—	—	—	—	4,220	—	—	$97,651
	2/19/15	—	—	—	—	—	—	—	8,008	$23.14	$90,490

(1)

The information included in the “Target” and “Maximum” columns represent the range of potential payout under the 2015 annual executive incentive compensation plan for the Named Executive Officers in February 2015.

(2)

The information included in the “Threshold”, “Target” and “Maximum” columns represents the range of potential shares that may be earned in respect of PSUs granted under the incentive compensation program for the Named Executive Officers in 2015. The number of PSUs that will ultimately be earned, if any, will not be determined until the end of the performance period, which is December 31, 2017. Shares earned will be proportionately increased in the event of attainment of performance goals at levels between “Target” and “Maximum”.

(3)	Represents closing market price of a Common Share on the option’s grant date.

(4)

The amounts shown in this column reflect the grant date fair value of the RSU, PSU and stock option awards granted in 2015, as computed in accordance with FASB ASC Topic 718. The RSUs and PSUs were valued using the closing market price of the Common Shares on the grant date. The stock option awards were valued using the Black-Scholes option-pricing model. Assumptions used in the Black-Scholes model are included in footnote 1(m) to the Company’s audited financial statements for the year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2016.

2015 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by our Named Executive Officers at December 31, 2015.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ms. Delly	45,000	—		$23.22	01/10/16
	30,000	—		$26.84	11/15/16
	30,000	—		$17.22	12/05/17
	60,000	—		$12.64	12/10/18
	55,000	—		$19.11	12/09/19
	38,382	—		$18.57	03/02/21
	27,839	9,280	(1)	$13.47	01/01/22
	3,351	1,118	(2)	$16.03	03/06/22
	31,746	31,746	(3)	$17.37	02/27/23
	12,923	38,769	(4)	$22.99	02/13/24
	15,144	30,286	(5)	$22.75	05/07/24
	—	55,068	(6)	$23.14	02/19/25
	—	—		—	—	101,773	(8)	$2,103,648	154,469	(9)	$3,192,874
Mr. Adam	15,000	—		$23.22	01/10/16
	20,000	—		$26.84	11/15/16
	20,000	—		$17.22	12/05/17
	40,000	—		$12.64	12/10/18
	35,000	—		$19.11	12/09/19
	26,572	—		$18.57	03/02/21
	22,670	7,557	(2)	$16.03	03/06/22
	14,682	14,682	(3)	$17.37	02/27/23
	5,980	17,940	(4)	$22.99	02/13/24
	—	22,428	(6)	$23.14	02/19/25
	—	—		—	—	33,112	(8)	$684,425	56,422	(9)	$1,166,243
Mr. Cominos	—	—		—	—	3,640	(8)	$75,239	5,451	(9)	$112,672
Mr. King	33,750	—		$23.22	01/10/16
	22,500	—		$26.84	11/15/16
	6,274	—		$18.57	03/02/21
	3,250	3,250	(2)	$16.03	03/06/22
	3,376	6,752	(3)	$17.37	02/27/23
	2,775	8,325	(4)	$22.99	02/13/24
	—	12,348	(6)	$23.14	02/19/25
	—	—		—	—	16,257	(8)	$336,032	26,745	(9)	$552,819
Mr. Peterson	1,550	4,650	(7)	$22.60	05/06/24
	—	8,008	(6)	$23.14	02/19/25
						5,045	(8)	$104,280	4,220	(9)	$87,227

(1)	Options granted January 1, 2012 with an exercise price of $13.47 will vest as follows, subject to the executive’s continued employment.

Vesting Date	Ms. Delly
January 1, 2016	9,280

(2)	Options granted March 6, 2012 with an exercise price of $16.03 will vest as follows, subject to the executive’s continued employment.

Vesting Date	Ms. Delly	Mr. Adam	Mr. King
March 6, 2016	1,118	7,557	3,250

(3)	Options granted February 27, 2013 with an exercise price of $17.37 will vest as follows, subject to the executive’s continued employment.

Vesting Date	Ms. Delly	Mr. Adam	Mr. King
February 27, 2016	15,873	7,341	3,376
February 27, 2017	15,873	7,341	3,376

	31,746	14,682	6,752

(4)	Options granted February 13, 2014 with an exercise price of $22.99 will vest as follows, subject to the executive’s continued employment.

Vesting Date	Ms. Delly	Mr. Adam	Mr. King
February 13, 2016	12,923	5,980	2,775
February 13, 2017	12,923	5,980	2,775
February 13, 2018	12,923	5,980	2,775

	38,769	17,940	8,325

(5)	Options granted May 7, 2014 with an exercise price of $22.75 will vest as follows, subject to the executive’s continued employment.

Vesting Date	Ms. Delly
May 7, 2016	15,143
May 7, 2017	15,143

30,286

(6)	Options granted February 19, 2015 with an exercise price of $23.14 will vest as follows, subject to the executive’s continued employment.

Vesting Date	Ms. Delly	Mr. Adam	Mr. King	Mr. Peterson
February 19, 2016	13,767	5,607	3,087	2,002
February 19, 2017	13,767	5,607	3,087	2,002
February 19, 2018	13,767	5,607	3,087	2,002
February 19, 2019	13,767	5,607	3,087	2,002

	55,068	24,428	12,348	8,008

(7)	Options granted May 6, 2014 with an exercise price of $22.60 will vest as follows, subject to the executive’s continued employment.

Vesting Date	Mr. Peterson
May 6, 2016	1,550
May 6, 2017	1,550
May 6, 2018	1,550

4,650

(8)	The following table provides the number of unvested restricted stock awards by vesting date held by our Named Executive Officers at December 31, 2015, subject to the executive’s continued employment.

Vesting Date	Ms. Delly	Mr. Adam	Mr. King	Mr. Cominos	Mr. Peterson
January 1, 2016	9,280	—	—	—	—
February 13, 2016	6,781	3,138	1,456	—	—
February 27, 2016	8,371	3,871	1,780	—	—
February 19, 2016	7,252	2,953	1,626	—	1,055
March 6, 2016	621	4,144	1,825	—	—
May 6, 2016	—	—	—	—	275
May 7, 2016	12,889	—	—	—	—
August 26, 2016	—	—	—	910	—
February 13, 2017	6,781	3,138	1,456	—	—
February 27, 2017	8,371	3,871	1,780	—	—
February 19, 2017	7,252	2,953	1,626	—	1,055
May 6, 2017	—	—	—	—	275
May 7, 2017	12,890	—	—	—	—
August 26, 2017	—	—	—	910	—
February 13, 2018	6,781	3,138	1,456	—	—
February 19, 2018	7,252	2,953	1,626	—	1,055
May 6, 2018	—	—	—	—	275
August 26, 2018	—	—	—	910	—
February 19, 2019	7,252	2,953	1,626	—	1,055
August 26, 2019	—	—	—	910	—

	101,773	33,112	16,257	3,640	5,045

(9)

This represents the number of shares that will be delivered assuming target level of performance. The number of PSUs that will ultimately be earned will not be determined until the end of the respective performance periods, and may vary from as low as zero to as high as three times the target number for PSUs awarded through 2014 and 2.5 times the target number for PSUs awarded thereafter.

2015 Option Exercises and Stock Vested Table

The following table sets forth information concerning exercises of stock options and vesting of stock awards by our Named Executive Officers during the fiscal year ended December 31, 2015.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Ms. Delly	—	$—	43,618	$1,038,902
Mr. Adam	—	$—	15,081	$352,658
Mr. King	—	$—	6,916	$161,738
Mr. Peterson	—	$—	275	$6,468

(1)	The amounts were calculated by multiplying the number of shares acquired on vesting by the Company’s closing stock price per share on the vesting date.

Pension Benefits

None of our Named Executive Officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits.

Nonqualified Deferred Compensation

The Deferred Compensation Plan allows certain designated employees, including our Named Executive Officers, to defer up to 75% of their base salary and up to 100% of their incentive bonus and other types of “compensation” (commission and such other cash compensation or equity compensation approved by the Compensation Committee) on a tax-deferred basis. Participants may receive matching contributions from the Company on certain of their deferrals. Some participants may also receive discretionary contributions made by the Company. Deferred amounts, together with any investment return (positive or negative) may be distributed either at a predetermined time in the future or upon termination of employment with the Company. The Company intends that the Deferred Compensation Plan will at all times be maintained on an unfunded basis for federal income tax purposes under the Code and be administered as a nonqualified “top-hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals/ Distributions ($)	Ending Balance at Last Fiscal Year End ($)
Ms. Delly	$200,108	$63,180	$(3,092)	$—	$1,125,295
Mr. Adam	42,385	18,175	(1,586)	—	213,737
Mr. Cominos	—	—	—	—	—
Mr. King	55,415	16,075	—	—	105,206
Mr. Peterson	—	—	—	—	—

(1)

These amounts are not considered above-market or preferential under SEC rules and therefore are not reported in the Summary Compensation Table. All contributions to the Deferred Compensation Plan, including matching contributions, are fully vested upon contribution.

Potential Payments upon Termination or Change in Control

The Company has entered into employment agreements with Ms. Delly and Messrs. Adam and King and severance agreements with Messrs. Cominos and Peterson that would require the payment of severance by the Company if the applicable executive’s employment were terminated by the Company without cause or by the executive for “good reason”. The severance to be paid to Messrs. Adam, Cominos, King and Peterson other than in connection with a “change in control” of the Company is equal to (i) 100% of the executive’s annual base salary, (ii) in the case of Messrs. Adam, Cominos and Peterson, a prorated bonus for the year of termination, payable in a lump sum (so long as such termination occurs in the second half of the Company’s fiscal year, in the case of Messrs. Cominos and Peterson) and (iii) continuation of health and, in the case of Messrs. Adam and King, certain other welfare benefits for one year after termination of employment. In addition, the Company would pay to Messrs. Adam and King an amount (grossed up for applicable taxes) sufficient to pay any excise taxes levied under Section 4999 of the Code in conjunction with the severance payment and any other payments or benefits received by them in connection with a change in control of the Company. If the payments and benefits provided to Messrs. Cominos or Peterson would collectively constitute “parachute payments” for purposes of the golden parachute excise tax provisions under Sections 280G and 4999 of the Code, such payments and benefits would be reduced to an amount sufficient to avoid application of the golden parachute excise tax, but only if the net after-tax amount received by Messrs. Cominos or Peterson in respect of such payments and benefits in the absence of such reduction would be less than the net after-tax amount received by Messrs. Cominos or Peterson in respect of such payments and benefits as a result of such reduction.

Additionally, in the case of Messrs. Adam and King, the agreements provide for payment of severance upon the executive’s death or disability, in an amount equal to 100% of the executive’s annual base salary plus a prorated bonus, payable in a lump-sum payment six months after the date of termination. Upon a termination of employment for cause or retirement, the Named Executive

Officers will only receive salary earned to the date of termination and benefits under the Company’s benefit plans that were vested as of the date of termination.

In the event that Messrs. Cominos or Peterson’s employment were terminated by the Company without cause or by Mr. Cominos or Mr. Peterson for “good reason” within the three months preceding or the 24 months following a “change in control” of the Company, Messrs. Cominos and Peterson would be eligible to receive, subject to execution of a release of claims in favor of the Company and compliance with other conditions set forth in their agreement, (x) a severance payment equal to two times their base salary at the rate in effect on the date of termination, (y) a prorated bonus for the year of termination, payable in a lump sum, so long as such termination occurs in the second half of the Company’s fiscal year, and (z) 18 months’ continuation of group health insurance coverage, with the Company paying the portion of the premium costs that it would have paid if Messrs. Cominos and Peterson had remained actively employed with the Company.

In the event that Ms. Delly’s employment were terminated by the Company without cause or by Ms. Delly for “good reason”, Ms. Delly would be eligible to receive, subject to execution of a release of claims in favor of the Company and compliance with other conditions set forth in the agreement (1) a severance payment equal to two times (three times upon any such termination within 24 months following a “change in control” of the Company) the sum of her (x) base salary at the rate in effect on the date of termination and (y) target bonus under the annual executive incentive compensation plan for the year in which the termination occurred, payable in a lump sum within 60 days of the date of termination, (2) a pro-rated target annual bonus for the year in which the termination occurred, and (3) 18 months’ continuation of group health insurance coverage, with the Company paying the portion of the premium costs that it would have paid if Ms. Delly had remained actively employed with the Company. The agreement also provides that, if the payments and benefits provided to Ms. Delly thereunder along with other payments and benefits provided by the Company would collectively constitute “parachute payments” for purposes of the golden parachute excise tax provisions under Sections 280G and 4999 of the Code, such payments and benefits would be reduced to an amount sufficient to avoid application of the golden parachute excise tax, but only if the net after-tax amount received by Ms. Delly in respect of such payments and benefits in the absence of such reduction would be less than the net after-tax amount received by Ms. Delly in respect of such payments and benefits as a result of such reduction.

Under the agreements, “good reason” is generally defined as (i) a material diminution of the executive’s duties or responsibilities, (ii) a reduction in the executive’s base salary greater than 10%, or annual bonus or long-term incentive compensation opportunity, (iii) in the case of Messrs. Adam and King, a change of control, but only if the executive terminates his employment, for any reason, within 90 days after the date of such change of control, (iv) in the case of Messrs. Cominos and Peterson, the Company’s failure to renew the agreement for a successive one-year term, or (v) a material breach by the Company of any other provision of the agreements that is not cured after written notice by the executive. The Company’s failure to renew Messrs. Adam’s or King’s employment agreement for a successive one-year term would constitute a termination by the Company without cause.

Potential Payments under Involuntary Termination Without Cause, Termination for Good Reason and Termination upon a Change in Control

The table below reflects the amount of compensation payable to each Named Executive Officer upon involuntary not-for-cause termination, termination by the executives for good reason and termination following a change of control in accordance with the employment agreements and severance agreements. The amounts shown assume that such termination was effective as of December 31, 2015, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. The Named Executive Officers will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our Savings Plan and the Deferred Compensation Plan, in which our

Named Executive Officers participate. These amounts will be determined and paid in accordance with the applicable plan and are not included in the table because they are not severance payments.

The Company’s outstanding equity awards would vest in the event of a termination of employment by the Company without cause or by the awardholder for “good reason” within the two-year period following a change in control of the Company. However, the Company’s outstanding equity awards would vest as of immediately prior to a change in control if the awards are not assumed or substituted by the successor company or its parent or subsidiary in connection with the transaction. Under the equity award agreements, “good reason” is defined as (i) a material diminution of the awardholder’s duties or responsibilities, (ii) a reduction in the awardholder’s base salary greater than 10%, or annual bonus or long-term incentive compensation opportunity or (iii) a material breach by the Company of the awardholder’s employment agreement or any other agreement between the Company and the awardholder.

Name	Lump Sum Severance Payment(1)	Continuation of Insurance Benefits (2)	Accelerated Vesting of Stock Options(3)	Accelerated Vesting of Stock Awards(4)	Golden Parachute Excise Tax(5)	Total Payments
Ms. Delly	$4,714,250	$25,000	$—	$—	$—	$4,739,250	(6)
Ms. Delly—Change in Control	6,574,000	25,000	176,765	5,296,522	—	12,072,287	(6)
Mr. Adam	512,500	16,000	—	—	—	528,500
Mr. Adam—Change in Control	512,500	16,000	83,515	1,850,668	752,910	3,215,593
Mr. Cominos	400,000	16,000	—	—	—	416,000	(6)
Mr. Cominos—Change in Control	800,000	25,000	—	187,911	—	1,012,911	(6)
Mr. King	380,000	16,000	—	—	—	396,000
Mr. King—Change in Control	380,000	16,000	37,362	888,851	—	1,322,213
Mr. Peterson	330,000	16,000	—	—	—	346,000	(6)
Mr. Peterson—Change in Control	660,000	25,000	—	191,507	—	876,507	(6)

(1)

Payment based on annual base salary as of December 31, 2015 and, if applicable, any cash incentive bonus payable under the terms of their employment or severance agreements. The amounts do not include payments to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay.

(2)

Estimated cost to the Company of providing medical, dental, health and other welfare benefits for (i) 18 months for Ms. Delly, (ii) one year for Messrs. Adam and King and (iii) 18 months (24 months, in the event of a termination of employment in connection with a change in control) for Messrs. Cominos and Peterson, in each case after the termination of employment based on average annual cost per employee.

(3)

The value of the accelerated vesting benefit equals (A) the number of shares as to which in-the-money stock options would vest on an accelerated basis upon the occurrence of a qualifying termination within the two-year period following a change of control event, multiplied by (B) the difference between the closing price per share of the Common Shares on December 31, 2015 and the exercise price per share for the affected options.

(4)

The value of the accelerated vesting benefit equals (A) the number of restricted shares, RSU and PSU awards that would vest on an accelerated basis (at the target basis, in the case of PSUs) upon the occurrence of a qualifying termination within the two-year period following a change of control event, multiplied by (B) the closing price per share of the Common Shares on December 31, 2015.

(5)	In the event of a change in control, we would pay Messrs. Adam and King an additional payment (grossed up for applicable taxes) to reimburse any “golden parachute” excise taxes that they might owe under Section 4999 of the Code in connection with their receipt of any payments or benefits in connection with the change of control. This column provides an estimate of these payments.

(6)

These payments and benefits are subject to reduction if their receipt would trigger the golden parachute excise tax under Section 4999 of the Code. As indicated above, payments and benefits would be reduced to an amount sufficient to avoid application of the golden parachute excise tax to the extent that the net after-tax amount received by Ms. Delly or Messrs. Cominos or Peterson in respect of such payments and benefits in the absence of such reduction would be less than the net after-tax amount received by Ms. Delly or Messrs. Cominos or Peterson in respect of such payments and benefits as a result of such reduction.

Potential Payments upon Death or Disability

The amount of compensation payable to each Named Executive Officer’s estate upon the death or disability of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2015, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the executives’ estates upon their termination. The actual amounts to be paid can only be determined at the time of the executive’s separation from the Company. As noted above, all contributions to the Deferred Compensation Plan are fully vested upon contribution and would be paid out upon death or disability. See “Compensation Tables and Narratives—Nonqualified Deferred Compensation.”

Name	Lump Sum Payment Attributable to Salary(1)	Lump Sum Payment Attributable to Cash Incentive Bonus(1)
Ms. Delly	$—	$—
Mr. Adam	410,000	102,500
Mr. Cominos	—	—
Mr. King	380,000	133,000
Mr. Peterson	—	—

(1)

Payment based on executive’s annual base salary as of December 31, 2015, and, if applicable, any cash incentive bonus payable under the terms of their employment agreements. The amounts do not include payments to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay.

Compensation of Directors

Employee directors have never received any additional compensation for serving on the Board above the compensation they received for serving as officers of the Company. For information regarding compensation programs with respect to our Named Executive Officers, see “Compensation Discussion and Analysis.”

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board, with the majority of the compensation being in the form of equity as described below. In setting nonemployee director compensation, the Board considers the significant amount of time that directors spend in fulfilling their duties, the skill required to serve on the Board and aligning the interests of the directors with those of shareholders. Any changes to nonemployee director compensation practices are recommended by the Compensation Committee for approval by the full Board.

The Compensation Committee annually reviews and evaluates nonemployee director compensation practices in relation to comparable companies. Based on its most recent review conducted with the benefit of the committee’s independent compensation consultant, the committee recommended no increase in the annual retainer that has been paid to directors since 2011 or the fees paid for attendance at Board and committee meetings; however, in 2015 the committee recommended, and the Board approved, an increase of $5,000 in the retainer of each of the Chairman of the Board and the Chairman of the Compensation Committee, as well as the fair market value of the annual RSUs granted to each director from $100,000 to $125,000 effective as of May 2015. Each nonemployee director receives an RSU in the value indicated on the date of the annual shareholders meeting; a director first elected on a date other than the date of the annual shareholders meeting receives an RSU that is discounted on a pro rata basis for the portion of the year served. Each RSU vests quarterly over the one-year period following its issue.

In addition, nonemployee directors are subject to a minimum share ownership requirement. Within five years of May 2011 (or the date the director joined the Board, if later), each nonemployee director is required to directly own Common Shares of the Company with a market value of at least $180,000 (three times the annual board retainer). All directors are in compliance with this ownership requirement.

Cash Compensation Paid to Nonemployee Directors

The following table shows the 2015 nonemployee director compensation as determined by the Board upon the recommendation of the Compensation Committee. Accrued meeting fees and pro rata retainers are paid quarterly.

Annual Board Retainer	$60,000
Annual Director Chair Retainer	$65,000
Annual Audit Committee Chair Retainer	$15,000
Annual Compensation Committee Chair Retainer	$10,000
Annual Nominating/Corporate Governance Committee Chair Retainer	$5,000
Payment per Board meeting attended	$1,000
Payment per Committee meeting attended	$1,000

Directors are also reimbursed for their reasonable travel expenses incurred on Company business.

Equity-Based Compensation Program for Nonemployee Directors

In 2002, the Board adopted and shareholders approved the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors (the “2002 Plan”) for the benefit of members of the Board who are not employees of the Company or its Affiliates (as defined in the 2002 Plan). The purpose of the 2002 Plan was to encourage ownership of the Common Shares by eligible nonemployee directors, to provide increased incentive for such directors to render services and to exert maximum effort for the success of the Company, and to further align the interests of directors with shareholders. The 2002 Plan terminated in February 2012 and was replaced by the Omnibus Plan; no additional grants may be made under the 2002 Plan. As of December 31, 2015, there were outstanding options for 220,000 Common Shares under the 2002 Plan.

The equity awards granted in 2015 to nonemployee directors were under the Omnibus Plan and were in the form of RSUs. These awards vest in equal quarterly installments over a one-year period, starting from the grant date. During 2015, 36,589 RSUs were granted to nonemployee directors under the Omnibus Plan.

2015 Director Summary Compensation Table

The following table summarizes the cash and equity compensation for nonemployee directors during 2015. The Company did not grant any stock option awards to any of our nonemployee directors during 2015, and none of our directors is covered by a nonequity incentive plan, a pension plan or a nonqualified deferred compensation plan; accordingly these columns have been omitted.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Michael R. Dawson	$95,000	$124,978	$219,978
Peter G. Dorflinger	142,187	124,978	267,165
Douglas G. Duncan	79,000	124,978	203,978
Kenneth T. Lamneck	80,000	124,978	204,978
David W. Scheible	86,937	124,978	211,915
Bernee D. L. Strom	78,000	124,978	202,978
Clay C. Williams	73,000	124,978	197,978

(1)

The amounts reflect the aggregate fair value of RSUs granted pursuant to the Omnibus Plan during 2015, computed in accordance with the provisions of FASB ASC Topic 718. The restricted stock unit awards were valued using the closing market price of the Common Shares on the grant date.

The following table sets forth information concerning stock options and RSU awards held by our nonemployee directors as of December 31, 2015.

Name	Number of Securities Underlying Unexercised Options	Number of Shares or Units of Stock That Have Not Vested	Total
Mr. Dawson	50,000	2,614	52,614
Mr. Dorflinger	50,000	2,614	52,614
Mr. Duncan	50,000	2,614	52,614
Mr. Lamneck	—	2,614	2,614
Mr. Scheible	—	2,614	2,614
Ms. Strom	40,000	2,614	42,614
Mr. Williams	30,000	2,614	32,614

PROPOSAL 3

ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board is seeking a shareholder advisory vote to approve Named Executive Officer Compensation. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing shareholders with an opportunity to cast a nonbinding, advisory vote to approve the compensation of our Named Executive Officers as disclosed above pursuant to the SEC’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve or not approve our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. In accordance with the results of the 2011 shareholder advisory vote regarding the frequency of the advisory vote on the Company’s executive compensation, this advisory vote will be presented on an annual basis unless otherwise disclosed. Following the advisory vote at the Meeting, the next scheduled advisory vote will take place at the 2017 annual meeting of shareholders.

This say-on-pay vote is advisory only and not binding on the Company, the Compensation Committee or the Board; however, the committee and Board will take the outcome of this vote into account when considering future compensation arrangements for our Named Executive Officers.

Recommendation

The Board recommends that shareholders vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed above pursuant to the compensation disclosure rules of the SEC, is hereby APPROVED.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

COMMON SHARE OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of Common Shares as of March 14, 2016, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares, each director and nominee for director of the Company, each current executive officer of the Company and all directors and executive officers of the Company as a group.

Beneficial Owners	Common Shares Beneficially Owned(1)		Percentage of Outstanding Common Shares
Donald F. Adam	262,980	(2)	(3)
Greg W. Cominos	—		—
Michael R. Dawson	87,765	(4)	(3)
Gayla J. Delly	537,881	(5)	1.1%
Douglas G. Duncan	75,665	(4)	(3)
Jon J. King	77,223	(7)	(3)
Kenneth T. Lamneck	14,237	(8)	(3)
Scott R. Peterson	6,707	(9)	(3)
David W. Scheible	27,602	(8)	(3)
Bernee D. L. Strom	76,715	(10)	(3)
Paul J. Tufano	—	(6)	—
Clay C. Williams	67,765	(11)	(3)
Directors and executive officers as a group	1,234,540	(12)	2.5%
BlackRock Inc.	5,305,834	(13)(14)	10.7%
40 East 52nd Street New York, New York 10022
Dimensional Fund Advisors LP	4,611,184	(13)(15)	9.3%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746
Vanguard Group, Inc.	3,874,934	(13)(16)	7.8%
100 Vanguard Blvd. Malvern, Pennsylvania 19355

(1)	Unless otherwise noted, each person identified possesses sole voting and dispositive power with respect to the shares listed, subject to community property laws.

(2)	Includes 211,389 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016.

(3)	Less than 1%.

(4)

Includes 50,000 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016 and 1,307 shares to be acquired upon the vesting of RSUs within 60 days of such date.

(5)

Includes 372,489 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016 and 12,889 shares to be acquired upon the vesting of RSUs within 60 days of such date.

(6)	Joined Board February 29, 2016.

(7)	Includes 50,663 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016.

(8)	Includes 1,307 shares to be acquired upon the vesting of RSUs within 60 days of March 14, 2016.

(9)

Includes 5,102 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016 and 275 shares to be acquired upon the vesting of RSUs within 60 days of March 14, 2016.

(10)

Includes 40,000 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016 and 1,307 shares to be acquired upon the vesting of RSUs within 60 days of such date.

(11)

Includes 30,000 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016 and 1,307 shares to be acquired upon the vesting of RSUs within 60 days of such date.

(12)

Includes 809,643 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016 and 21,006 shares to be acquired upon the vesting of RSUs within 60 days of such date.

(13)	Based solely on information filed with the SEC.

(14)

According to a January 8, 2016 Schedule 13G filing: (i) BlackRock, Inc. has sole power to vote or direct the vote of 5,132,502 shares and sole power to dispose or direct the disposition of 5,305,834 shares and (ii) BlackRock, Inc. holds such shares in its capacity as investor advisor.

(15)

According to a February 9, 2016 Schedule 13G filing: (i) Dimensional Fund Advisors LP has sole power to vote or direct the vote of 4,563,272 shares and sole power to dispose or direct the disposition of 4,611,184 shares and (ii) Dimensional Fund Advisors LP holds such shares in its capacity as investor advisor.

(16)

According to a February 10, 2016 Schedule 13G filing: (i) Vanguard Group, Inc. has sole power to vote or direct the vote of 65,588 shares, share power to vote or direct the vote of 4,600 shares, shared power to dispose or direct the disposition of 66,888 shares and sole power to dispose or direct the disposition of 3,808,046 shares and (ii) Vanguard Group, Inc. holds such shares in its capacity as investor advisor.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports with the SEC and the NYSE regarding their initial beneficial ownership and changes in beneficial ownership of Common Shares and other equity securities of the Company. Directors, officers and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of the reports furnished to the Company and certain written representations provided to the Company by such persons, for the year ended December 31, 2015, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater than 10% beneficial owners were satisfied in a timely manner.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF KPMG AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee determined that the appointment of KPMG is in the best interest of the Company and shareholders and has appointed KPMG as the independent public accounting firm of the Company for the year ending December 31, 2016. Shareholders will be asked to ratify the appointment of KPMG at the Meeting. Ratification will require the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. The current engagement partner began his services on the Company’s account in 2014. Representatives of KPMG will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s financial reporting process, as well as the design and maintenance of systems of internal accounting and financial controls. The Audit Committee is responsible for providing independent, objective oversight of management’s conduct of the reporting process and the accounting and control systems. The committee operates under a written charter approved by the Board and met 11 times during 2015. The committee’s meetings are designed to facilitate and encourage communication between members of the committee and management, private communication between committee members and the Company’s internal auditors, and between committee members and the Company’s independent registered public accounting firm, KPMG.

The Audit Committee has sole authority for the selection and retention of the Company’s independent accountants. The independent accountants’ appointment is presented annually to shareholders for ratification. For 2015, the committee determined that it would be in the best interest of the Company and shareholders to again appoint KPMG as the independent accountants. The independent accountants are responsible for auditing the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management, our internal auditor and KPMG to review and discuss the 2015 audited financial statements and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. The committee also discussed with KPMG the matters required by the Public Company Accounting Oversight Board rules. In addition, the committee received written disclosures and the letter from KPMG required by such rules regarding the independent accountants’ communications with the committee concerning independence, and the committee reviewed and discussed with KPMG the firm’s independence.

Based upon the Audit Committee’s review of the audited consolidated financial statements and the foregoing reviews and discussions, the committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a specific policy for pre-approval of services to be provided by the Company’s independent accountants. Under the policy, in addition to the annual audit engagement terms and fees, the committee pre-approves specific types of audit, audit-related, tax and non-audit services to be performed by the independent accountants throughout the year, as well as fee ranges for each specific service, based on the committee’s determination that the provision of the services would not be likely to impair the accounting firm’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the committee. The pre-approval is effective for 12 months from the date of pre-approval, unless the committee specifically approves the provision of such services for a different period. The policy permits the committee to delegate pre-approval authority to one or more of its members to ensure prompt handling of unexpected matters, with such delegated pre-approvals to be ratified by the committee at its next meeting.

The following table presents fees for professional services provided by KPMG for 2015 and 2014, 100% of which were pre-approved by the Audit Committee.

	2015	2014
Audit Fees(1)	$1,708,063	$1,704,233
Audit-Related Fees(2)	21,452	21,008
Tax Fees(3)	259,822	390,131
All Other Fees(4)	—	—

Total fees	$1,989,337	$2,115,372

(1)

Includes fees billed for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2015 and 2014, the reviews of the condensed financial statements included in our quarterly reports on Form 10-Q in 2015 and 2014, the audit of the Company’s effectiveness of internal control over financial reporting, statutory audits required internationally, and services rendered by KPMG related to regulatory filings with the SEC.

(2)	Includes fees billed for professional services rendered by KPMG for contracted procedures.

(3)	Includes fees billed for professional services rendered by KPMG for domestic and international income tax planning, compliance, and tax work related to foreign entity statutory audits.

(4)	There were no other fees billed by KPMG for other professional services.

The Audit Committee has considered whether the services provided by KPMG as they related to other non-audit services are compatible with maintaining the firm’s independence. The committee has determined that provision of those services is compatible with maintaining the independence of KPMG as the Company’s registered public accounting firm.

Respectfully submitted,

Audit Committee

Michael R. Dawson, Chair Douglas G. Duncan Kenneth T. Lamneck David W. Scheible

EXPENSES OF SOLICITATION

The cost of soliciting proxies on behalf of the Board and the cost of preparing, printing and mailing this Proxy Statement will be borne by the Company. Solicitations of proxies are being made through the mail and may also be made in person or by telephone by directors, director nominees and employees of the Company named in Annex B who will not be additionally compensated for any such service. Proxies may also be solicited by means of press releases and other public statements. The Company will also request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and will reimburse them for their reasonable forwarding expenses. In addition, the Company has retained MacKenzie Partners, Inc. (“MacKenzie”), to assist with the solicitation of proxies. We anticipate that we will pay MacKenzie a fee in an amount up to approximately $375,000 plus reasonable expenses for these services. The approximate number of MacKenzie employees who will solicit shareholders is 30. The

Company has agreed to indemnify MacKenzie against certain liabilities relating to, or arising out of, its engagement. In total, we estimate spending $3.5 to $5 million in connection with the solicitation of proxies, towards which approximately $750,000 has been incurred as of the date of this Proxy Statement.

DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS

In order for proposals submitted by the shareholders of the Company pursuant to Rule 14a-8 of the General Rules and Regulations under the Exchange Act to be included in the Company’s proxy statement and form of proxy relating to the 2017 annual meeting of shareholders, such proposals must be received at the Company’s principal executive offices no later than November 29, 2016. A shareholder choosing not to use the procedures established in Rule 14a-8 but wishing to submit a proposal, including as to director nominations, at the Company’s 2017 annual meeting of shareholders must deliver the proposal at the Company’s principal executive offices no later than January 28, 2017, pursuant to Article 2, Section 12 of the Bylaws.

Proposals submitted by the shareholders of the Company pursuant to Rule 14a-8 of the General Rules and Regulations under the Exchange Act to be included in the Company’s proxy statement and form of proxy relating to the Meeting were due at the Company’s principal executive offices no later than December 15, 2015. A shareholder choosing not to use the procedures established in Rule 14a-8 but wishing to submit a proposal at the Meeting, including as to director nominations, was required to do so by February 2, 2016, the deadline under the advance notice provisions of the Bylaws.

INTERNET AVAILABILITY OF PROXY MATERIALS AND ANNUAL REPORT

This Proxy Statement and the Company’s 2015 Annual Report are available on our website at www.bench.com under “Investor Relations—Annual Reports”.

FORM 10-K

A copy of our 2015 Annual Report to Shareholders, which excludes the report’s exhibits but includes our financial statements for fiscal year 2015, is enclosed with this Proxy Statement. The Company’s Annual Report on Form 10-K, including all exhibits, has been filed with the SEC. Upon payment of the Company’s reasonable expenses, the Company will furnish a copy of any exhibit to the Form 10-K to any shareholder who makes a written request therefore to Investor Relations, Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515.

OTHER MATTERS

The Board does not intend to bring any other matter before the Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Meeting, the proxies of shareholders that submit WHITE proxy cards will be voted in accordance with the discretion of the person or persons listed therein and voting the proxies.

Additional information about persons who are participants in this proxy solicitation is set forth in Annex A.

You are cordially invited to attend the Meeting. Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Meeting, to promptly submit a proxy: (a) by telephone or the internet following the easy instructions on the enclosed WHITE proxy card or (b) by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. A prompt response will be greatly appreciated.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
Call Collect: (212) 929-5500
Toll Free: (800) 322-2885
email: proxy@mackenziepartners.com

By order of the Board of Directors,

Scott R. Peterson
Secretary

ANNEX A TO PROXY STATEMENT

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

Unless otherwise noted, capitalized terms used but not defined in this Annex A shall have the meanings ascribed to them in the Proxy Statement to which this Annex A is attached.

The Company, its directors, its director nominees and certain of its executive officers and employees are participants in a solicitation of proxies in connection with the Meeting. The directors, director nominees, executive officers and employees of the Company who are participants in the solicitation (the “Participants”) are listed below, together with the amount of the Company’s securities beneficially owned by each of these persons as of March 14, 2016, including the number of securities for which beneficial ownership can be acquired within 60 days of such date. The business address of each of the Participants is 3000 Technology Drive, Angleton, TX 77515.

Name	Title	Shares Beneficially Owned
Donald F. Adam	Chief Financial Officer	262,980	(1)
Michael R. Dawson	Director	87,765	(2)
Gayla J. Delly	President and Chief Executive Officer	537,881	(3)
Peter G. Dorflinger	Retired Director	98,458	(4)
Douglas G. Duncan	Director	75,665	(2)
Kenneth T. Lamneck	Director	14,237	(5)
Scott R. Peterson	General Counsel and Secretary	6,707	(6)
David W. Scheible	Chairman of the Board	27,602	(5)
Bernee D. L. Strom	Director	76,715	(7)
Paul J. Tufano	Director	—	(8)
Clay C. Williams	Director	67,765	(9)
Lisa K. Weeks	Vice President, Strategy and Investor Relations	33,463	(10)

(1)	Includes 211,389 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016.

(2)

Includes 50,000 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016 and 1,307 shares to be acquired upon the vesting of RSUs within 60 days of such date.

(3)

Includes 372,489 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016 and 12,889 shares to be acquired upon the vesting of RSUs within 60 days of such date.

(4)	Includes 30,000 shares that may be acquired upon the exercise of options currently exercisable.

(5)	Includes 1,307 shares to be acquired upon the vesting of RSUs within 60 days of March 14, 2016.

(6)

Includes 5,102 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016 and 275 shares to be acquired upon the vesting of RSUs within 60 days of March 14, 2016.

(7)

Includes 40,000 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016 and 1,307 shares to be acquired upon the vesting of RSUs within 60 days of such date.

(8)	Joined Board February 29, 2016.

(9)

Includes 30,000 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016 and 1,307 shares to be acquired upon the vesting of RSUs within 60 days of such date.

(10)	Includes 30,019 shares that may be acquired upon the exercise of options currently exercisable or becoming exercisable within 60 days of March 14, 2016.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding grants, purchases and sales of the Company’s securities by Participants during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Type	Common Shares	Restricted Stock	Stock Options	Change to Total Shares Beneficially Owned by Participant
Donald F. Adam	11/24/2014	(f)			(15,000)	(15,000)
	2/13/2015	(d)			5,980	5,980
	2/13/2015	(a)	3,138	(3,138)		—
	2/13/2015	(c)	(1,300)			(1,300)
	2/19/2015	(b)		11,812		11,812
	2/27/2015	(d)			7,341	7,341
	2/27/2015	(a)	3,871	(3,871)		—
	2/27/2015	(c)	(1,428)			(1,428)
	3/2/2015	(d)			6,643	6,643
	3/2/2015	(a)	3,929	(3,929)		—
	3/2/2015	(c)	(1,468)			(1,468)
	3/6/2015	(d)			7,557	7,557
	3/6/2015	(a)	4,143	(4,143)		—
	3/6/2015	(c)	(1,548)			(1,548)
	1/10/2016	(e)			(15,000)	(15,000)
	2/13/2016	(d)			5,980	5,980
	2/16/2016	(a)	3,138	(3,138)		—
	2/16/2016	(c)	(1,339)			(1,339)
	2/19/2016	(a)	2,953	(2,953)		—
	2/19/2016	(c)	(1,085)			(1,085)
	2/19/2016	(d)			5,607	5,607
	2/23/2016	(b)		15,916		15,916
	2/27/2016	(d)			7,341	7,341
	2/29/2016	(a)	3,871	(3,871)		—
	2/29/2016	(c)	(1,466)			(1,466)
	3/6/2016	(d)			7,557	7,557
	3/7/2016	(a)	4,144	(4,144)		—
	3/7/2016	(c)	(1,548)			(1,548)
Michael R. Dawson	5/7/2014	(b)		4,395		4,395
	5/8/2014	(a)	1,352	(1,352)		—
	8/7/2014	(a)	1,098	(1,098)		—
	11/7/2014	(a)	1,099	(1,099)		—
	2/7/2015	(a)	1,099	(1,099)		—
	5/7/2015	(a)	1,099	(1,099)		—
	5/12/2015	(b)		5,227		5,227
	8/12/2015	(a)	1,306	(1,306)		—
	11/12/2015	(a)	1,307	(1,307)		—
	2/12/2016	(a)	1,307	(1,307)		—
Gayla J. Delly	5/7/2014	(b)		38,669		38,669
	11/21/2014	(f)			(15,484)	(15,484)
	11/24/2014	(f)			(1,000)	(1,000)
	11/25/2014	(f)			(8,586)	(8,586)
	11/28/2014	(f)			(400)	(400)
	11/30/2014	(f)			(9,126)	(9,126)
	11/30/2014	(e)			(2,904)	(2,904)
	1/1/2015	(d)			9,280	9,280

Name	Transaction Date	Type	Common Shares	Restricted Stock	Stock Options	Change to Total Shares Beneficially Owned by Participant
	1/1/2015	(a)	9.280	(9,280)		—
	1/16/2015	(c)	(2,656)			(2,656)
	2/13/2015	(d)			12,923	12,923
	2/13/2015	(a)	6,781	(6,781)		—
	2/13/2015	(c)	(2,533)			(2,533)
	2/19/2015	(b)		29,008		29,008
	2/27/2015	(d)			15,873	15,873
	2/27/2015	(a)	8,371	(8,371)		—
	2/27/2015	(c)	(3,127)			(3,127)
	3/2/2015	(d)			9,596	9,596
	3/2/2015	(a)	5,675	(5,675)		—
	3/2/2015	(c)	(2,120)			(2,120)
	3/6/2015	(d)			1,117	1,117
	3/6/2015	(a)	621	(621)		—
	3/6/2015	(c)	(232)			(232)
	5/7/2015	(d)			15,144	15,144
	5/7/2015	(a)	12,890	(12,890)		—
	5/7/2015	(c)	(4,815)			(4,815)
	1/1/2016	(d)			9,280	9,280
	1/4/2016	(a)	9,280	(9,280)		—
	1/4/2016	(c)	(3,746)			(3,746)
	1/10/2016	(e)			(45,000)	(45,000)
	2/13/2016	(d)			12,923	12,923
	2/16/2016	(a)	6,781	(6,781)		—
	2/16/2016	(c)	(2,553)			(2,553)
	2/19/2016	(d)			13,767	13,767
	2/19/2016	(a)	7,252	(7,252)		—
	2/19/2016	(c)	(2,709)			(2,709)
	2/23/2016	(b)		39,972		39,972
	2/27/2016	(d)			15,873	15,873
	2/29/2016	(a)	8,371	(8,371)		—
	2/29/2016	(c)	(3,127)			(3,127)
	3/6/2016	(d)			1,118	1,118
	3/7/2016	(a)	621	(621)		—
	3/7/2016	(c)	(232)			(232)
Peter G. Dorflinger	5/7/2014	(b)		4,395		4,395
	5/8/2014	(a)	1,352	(1,352)		—
	8/7/2014	(a)	1,098	(1,098)		—
	11/7/2014	(a)	1,099	(1,099)		—
	2/7/2015	(a)	1,099	(1,099)		—
	5/7/2015	(a)	1,099	(1,099)		—
	4/28/2015	(f)			(9,022)	(9,022)
	5/8/2015	(f)			(5,978)	(5,978)
	5/12/2015	(b)		5,227		5,227
	8/12/2015	(a)	1,306	(1,306)		—
	11/12/2015	(a)	1,307	(1,307)		—
	2/12/2016	(a)	1,307	(1,307)		—
	3/3/2016	(f)			(20,000)	(20,000)
Douglas G. Duncan	5/7/2014	(b)		4,395		4,395
	5/8/2014	(a)	1,352	(1,352)		—
	8/7/2014	(a)	1,098	(1,098)		—
	11/7/2014	(a)	1,099	(1,099)		—

Name	Transaction Date	Type	Common Shares	Restricted Stock	Stock Options	Change to Total Shares Beneficially Owned by Participant
	2/7/2015	(a)	1,099	(1,099)		—
	5/7/2015	(a)	1,099	(1,099)		—
	5/12/2015	(b)		5,227		5,227
	8/12/2015	(a)	1,306	(1,306)		—
	11/12/2015	(a)	1,307	(1,307)		—
	2/12/2016	(a)	1,307	(1,307)		—
Kenneth T. Lamneck	5/7/2014	(b)		4,395		4,395
	6/11/2014	(a)	1,154	(1,154)		—
	8/7/2014	(a)	1,098	(1,098)		—
	11/7/2014	(a)	1,099	(1,099)		—
	2/7/2015	(a)	1,099	(1,099)		—
	5/7/2015	(a)	1,099	(1,099)		—
	5/12/2015	(b)		5,227		5,227
	8/12/2015	(a)	1,306	(1,306)		—
	11/12/2015	(a)	1,307	(1,307)		—
	2/12/2016	(a)	1,307	(1,307)		—
Scott R. Peterson	5/6/2014	(b)		1,110		1,110
	2/19/2015	(b)		4,220		4,220
	5/6/2015	(d)			1,550	1,550
	5/6/2015	(a)	275	(275)		—
	2/19/2016	(d)			2,002	2,002
	2/19/2016	(a)	1,055	(1,055)		—
	2/23/2016	(b)		6,100		6,100
	2/23/2016	(b)		9,148		9,148
David W. Scheible	5/7/2014	(b)		4,395		4,395
	5/8/2014	(a)	1,352	(1,352)		—
	8/7/2014	(a)	1,098	(1,098)		—
	11/7/2014	(a)	1,099	(1,099)		—
	2/7/2015	(a)	1,099	(1,099)		—
	5/7/2015	(a)	1,099	(1,099)		—
	5/12/2015	(b)		5,227		5,227
	8/12/2015	(a)	1,306	(1,306)		—
	11/12/2015	(a)	1,307	(1,307)		—
	2/12/2016	(a)	1,307	(1,307)		—
Bernee D. L. Strom	5/7/2014	(b)		4,395		4,395
	5/8/2014	(a)	1,352	(1,352)		—
	8/7/2014	(a)	1,098	(1,098)		—
	11/7/2014	(a)	1,099	(1,099)		—
	11/25/2014	(f)			(29)	(29)
	11/26/2014	(f)			(1,950)	(1,950)
	11/28/2014	(f)			(100)	(100)
	12/2/2014	(f)			(8,397)	(8,397)
	12/3/2014	(f)			(4,524)	(4,524)
	12/3/2014	(f)			(10,000)	(10,000)
	2/7/2015	(a)	1,099	(1,099)		—
	5/7/2015	(a)	1,099	(1,099)		—
	5/12/2015	(b)		5,227		5,227
	8/12/2015	(a)	1,306	(1,306)		—
	11/12/2015	(a)	1,307	(1,307)		—
	2/12/2016	(a)	1,307	(1,307)		—
Paul J. Tufano	2/29/2016	(b)		1,154		1,154

Name	Transaction Date	Type	Common Shares	Restricted Stock	Stock Options	Change to Total Shares Beneficially Owned by Participant
Clay C. Williams	5/7/2014	(b)		4,395		4,395
	5/8/2014	(a)	1,352	(1,352)		—
	8/7/2014	(a)	1,098	(1,098)		—
	11/7/2014	(a)	1,099	(1,099)		—
	2/7/2015	(a)	1,099	(1,099)		—
	5/7/2015	(a)	1,099	(1,099)		—
	5/12/2015	(b)		5,227		5,227
	8/12/2015	(a)	1,306	(1,306)		—
	11/12/2015	(a)	1,307	(1,307)		—
	2/12/2016	(a)	1,307	(1,307)		—
Lisa K. Weeks	5/9/2014	(d)			3,345	3,345
	5/9/2014	(a)	620	(620)		—
	2/13/2015	(d)			3,479	3,479
	2/13/2015	(a)	609	(609)		—
	2/19/2015	(b)		2,836		2,836
	2/27/2015	(d)			2,778	2,778
	2/27/2015	(a)	488	(488)		—
	5/9/2015	(d)			3,345	3,345
	5/9/2015	(a)	619	(619)		—
	2/13/2016	(d)			3,479	3,479
	2/16/2016	(a)	609	(609)		—
	2/19/2016	(d)			1,346	1,346
	2/19/2016	(a)	709	(709)		—
	2/23/2016	(b)		3,068		3,068
	2/27/2016	(d)			2,778	2,778
	2/29/2016	(a)	488	(488)		—

Transaction Types:

(a)	Restricted stock held by a Participant has vested and become Common Stock no longer subject to restrictions.

(b)	Restricted stock is granted by the Company to a Participant.

(c)	Common Stock surrendered to cover the tax liability incurred by a Participant upon the vesting of restricted stock.

(d)	Stock options held by a Participant have vested.

(e)	Stock options held by a Participant have expired.

(f)	A Participant has exercised options and sold the associated Common Stock received upon exercise.

Miscellaneous Information Concerning Participants

Except as described in this Annex A or otherwise disclosed in the Proxy Statement, to the Company’s knowledge:

•	No associate of any Participant beneficially owns, directly or indirectly, any securities of the Company.

•	No Participant beneficially owns, directly or indirectly, any securities of the Company or any parent or subsidiary of the Company.

•	No Participant owns any securities of the Company of record that such Participant does not own beneficially.

•

Since the beginning of the Company’s last fiscal year, no Participant or any of his or her associates or immediate family members was a party to any transaction, or is to be a party to any currently proposed transaction, in which (a)the Company was or is to be a participant, (b)the amount involved exceeded or exceeds $120,000 and (c)any such Participant, associate or immediate family member had or will have a direct or indirect material interest.

•

No Participant or any of his or her associates has any arrangements or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

•

No Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or giving or withholdings of proxies.

•

No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting other than, with respect to each director nominee, such nominee’s interest in election to the Board.

Except as otherwise disclosed in the Proxy Statement, (a) no occupation carried on by any director or director nominee during the past five years was carried on with any corporation or organization that is a parent, subsidiary or other affiliate of the Company, (b) there are no family relationships among any of the directors, any of the director nominees and any executive officers of the Company, nor is there any arrangement or understanding between any director, director nominee, executive officer and any other person pursuant to which that director, director nominee or executive officer was selected as a director, director nominee or executive officer of the Company, as the case may be, and (c) there are no material proceedings in which any director, director nominee or executive officer of the Company is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

BENCHMARK ELECTRONICS, INC.

WHITE PROXY CARD

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

We encourage you to take advantage of internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date.  Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use a touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date.  Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Benchmark Electronics, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CONTROL NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Annual Report, Notice & Proxy Statement are available at www.ViewOurMaterial.com/BHE

ê If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” EACH OF THE NOMINEES IN PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4.

PROPOSAL 1 – AMENDMENT TO ARTICLES TO PROVIDE FOR PLURALITY VOTING IN CONTESTED DIRECTOR ELECTIONS	PROPOSAL 3 – ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
❑ FOR	❑ AGAINST	❑ ABSTAIN	❑ FOR	❑ AGAINST	❑ ABSTAIN

PROPOSAL 2 – ELECTION OF DIRECTORS		PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED ACCOUNTING FIRM
Nominees: 1 David W. Scheible	5 Kenneth T. Lamneck
2 Michael R. Dawson	6 Bernee D. L. Strom	❑ FOR	❑ AGAINST	❑ ABSTAIN
3 Gayla J. Delly	7 Paul J. Tufano
4 Douglas G. Duncan	8 Clay C. Williams

FOR all Nominees ❑ *EXCEPTIONS ❑	AGAINST all Nominees ❑	WITHHOLD AUTHORITY to vote for all Nominees ❑	NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please print full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(INSTRUCTIONS: To vote against or withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
	Signature	Date
*Exceptions:

Title

	Signature (Joint Owner)	Date

Title

ê TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. ê

WHITE PROXY CARD

BENCHMARK ELECTRONICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gayla J. Delly, Donald F. Adam and Scott R. Peterson, and each of them individually, as his or her true and lawful agents and proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Benchmark Electronics, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 11, 2016, and any adjournments or postponements thereof, with the same effect as if the undersigned were personally present and voting such shares, on all matters as further described in the Proxy Statement or that may otherwise come before the Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 29, 2016.

The shares represented by this Proxy will be voted in accordance with the specification made on the other side. If this Proxy is signed but no specification is made, the shares represented by this Proxy will be voted “FOR” Proposal 1, “FOR” each of the Board of Directors’ nominees, “FOR” Proposal 3 and “FOR” Proposal 4.  Gayla J. Delly, Donald F. Adam and Scott R. Peterson, and each of them individually, in their discretion and judgment, are authorized to vote upon any other matters that may come before the Annual Meeting.  In the event that any of the Board of Directors’ nominees named on the other side of this Proxy are unable to serve or for good cause will not serve, this Proxy confers discretionary authority to Gayla J. Delly, Donald F. Adam and Scott R. Peterson, and each of them individually, to vote as recommended by the Board of Directors with respect to the election of any person to replace such nominee.

By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting and any adjournment or postponement thereof.

(Continued, and to be signed and dated on the reverse side.)